================================================================================

                                  $5,000,000
                         SENIOR SECURED SUPER-PRIORITY
                             DEBTOR-IN-POSSESSION
                          LOAN AND SECURITY AGREEMENT


                                 by and among


                       SYSTEM SOFTWARE ASSOCIATES, INC.


                               as the Borrower,

                                      and

             THE FINANCIAL INSTITUTIONS THAT ARE IDENTIFIED HEREIN

                                as the Lenders,

                                      and

                         FOOTHILL CAPITAL CORPORATION

                                   as Agent


                            Dated as of May 5, 2000

 ===============================================================================

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

          THIS SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of May 5, 2000, by and among SYSTEM SOFTWARE ASSOCIATES, INC., a Delaware corporation ("SSA" or "Borrower"), the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders.


                                  WITNESSETH:

          WHEREAS, on May 3, 2000 (the "Relief Date"), the Borrower filed a petition for relief pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Court"). Borrower continues to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the United States Bankruptcy Code; and

          WHEREAS, prior to the Relief Date, the Lenders provided financing to Borrower pursuant to that certain Loan and Security Agreement dated as of August 11, 1999 (as modified and amended, the "Pre-Relief Date Loan Agreement"); and

          WHEREAS, the Lenders commitment to provide ongoing financing to Borrower under the Pre-Relief Date Loan Agreement has been terminated; and

          WHEREAS, Borrower has entered into a transaction whereby it will sell certain assets and require the assumption of specified liabilities to Gores Technology Group or one of its designated affiliates (collectively, "Gores"), pursuant to that certain letter agreement dated April 6, 2000, as such letter agreement may be evidenced by more definitive documentation with respect to the referenced transaction;

          WHEREAS, Borrower has requested that the Lenders provide a senior secured, super-priority revolving credit facility up to $5,000,000 as provided for in this Agreement to fund the ongoing working capital requirements of Borrower and its subsidiaries as may be allowed by the Court until such time as the sale of Borrower's assets to Gores can be completed. The Lenders are willing to provide such financing in the manner and pursuant to the terms of this Agreement and in reliance on the Gores Transaction (as defined herein);

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
1.  DEFINITIONS AND CONSTRUCTION.............................................................     1
      1.1   Definitions......................................................................     1
      1.2   Accounting Terms.................................................................    17
      1.3   Code.............................................................................    17
      1.4   Construction.....................................................................    17
      1.5   Schedules and Exhibits...........................................................    17

2.  LOAN AND TERMS OF PAYMENT................................................................    17
      2.1   Revolver Advances................................................................    17
      2.2   Borrowing Procedures and Settlements.............................................    18
      2.3   Payments.........................................................................    23
      2.4   Overadvances.....................................................................    26
      2.5   Interest and Letter of Credit Fees:  Rates, Payments, and Calculations...........    26
      2.6   Collection of Accounts...........................................................    27
      2.7   Crediting Payments; Float Charge.................................................    28
      2.8   Designated Account...............................................................    28
      2.9   Maintenance of Loan Account; Statements of Obligations...........................    29
      2.10  Fees.............................................................................    29
      2.11  Super-Priority Nature of Obligations.............................................    30
      2.12  Letters of Credit................................................................    30

3.  CONDITIONS; TERM OF AGREEMENT............................................................    32
      3.1   Conditions Precedent to the Initial Extension of Credit..........................    32
      3.2   Conditions Subsequent to the Initial Extension of Credit.........................    33
      3.3   Conditions Precedent to all Extensions of Credit.................................    35
      3.4   Term.............................................................................    36
      3.5   Effect of Termination............................................................    36
      3.6   Early Termination by Borrower....................................................    36
      3.7   Special Provisions Relating to Gores Transaction.................................    37

4.  CREATION OF SECURITY INTEREST............................................................    37
      4.1   Grants of Security Interests.....................................................    37

      4.2   Negotiable Collateral...........................................................    38
      4.3   Collection of Accounts, General Intangibles, and Negotiable Collateral..........    38
      4.4   Delivery of Additional Documentation Required...................................    38
      4.5   Power of Attorney...............................................................    38
      4.6   Right to Inspect................................................................    39
      4.7   Control Agreements..............................................................    39
      4.8   Grants, Rights and Remedies.....................................................    39
      4.9   No Filings Required.............................................................    40
      4.10  Survival........................................................................    40

5.  REPRESENTATIONS AND WARRANTIES..........................................................    40
      5.1   No Encumbrances.................................................................    41
      5.2   Intentionally Omitted...........................................................    41
      5.3   Equipment.......................................................................    41
      5.4   Location of Inventory and Equipment.............................................    41
      5.5   Inventory Records...............................................................    41
      5.6   Location of Chief Executive Office; FEIN........................................    41
      5.8   Due Authorization; No Conflict..................................................    42
      5.9   Litigation......................................................................    43
      5.10  No Material Adverse Change......................................................    43
      5.11  Fraudulent Transfer.............................................................    43
      5.12  Employee Benefits...............................................................    44
      5.13  Environmental Condition.........................................................    44
      5.14  Brokerage Fees..................................................................    44
      5.15  Year 2000 Compliance............................................................    44
      5.16  Intellectual Property...........................................................    44
      5.17  Leases..........................................................................    44
      5.18  Software License Agreement......................................................    44
      5.19  Maintenance Agreement...........................................................    45
      5.20  Intentionally omitted...........................................................    45
      5.21  Intentionally omitted...........................................................    45

      5.22  Administrative Priority.........................................................    45
      5.23  Appointment of Trustee or Examiner; Liquidation.................................    45
      5.24  Disclosure......................................................................    45
      5.25  Investment Company Status.......................................................    45
      5.26  Immaterial Subsidiary...........................................................    45
      5.28  Schedules.......................................................................    46

6.  AFFIRMATIVE COVENANTS...................................................................    46
      6.1   Accounting System...............................................................    46
      6.2   Collateral Reporting............................................................    46
      6.3   Financial Statements, Reports, Certificates.....................................    47
      6.4   Guarantor Reports...............................................................    47
      6.5   Return..........................................................................    48
      6.6   Title to Equipment..............................................................    48
      6.7   Maintenance of Equipment........................................................    48
      6.8   Taxes...........................................................................    48
      6.9   Insurance.......................................................................    49
      6.10  No Setoffs or Counterclaims.....................................................    49
      6.11  Location of Inventory and Equipment.............................................    49
      6.12  Compliance with Laws............................................................    50
      6.13  Intentionally omitted...........................................................    50
      6.14  Leases..........................................................................    50
      6.15  Brokerage Commissions...........................................................    50
      6.16  Year 2000 Compliance............................................................    50
      6.17  Intentionally Omitted...........................................................    50
      6.18  Corporate Existence, etc........................................................    50
      6.19  Disclosure Updates..............................................................    50
      6.20  Copyright Registrations.........................................................    50

7.  NEGATIVE COVENANTS......................................................................    51
      7.1   Indebtedness....................................................................    51
      7.2   Liens...........................................................................    51
      7.3   Restrictions on Fundamental Changes.............................................    52

      7.4   Disposal of Assets.................................................................  52
      7.5   Change Name........................................................................  52
      7.6   Guarantee..........................................................................  52
      7.7   Nature of Business.................................................................  52
      7.8   Prepayments and Amendments.........................................................  52
      7.9   Change of Control..................................................................  53
      7.10  Consignments.......................................................................  53
      7.11  Distributions......................................................................  53
      7.12  Accounting Methods; Fiscal Year....................................................  53
      7.13  Investments........................................................................  53
      7.14  Transactions with Affiliates.......................................................  53
      7.15  Suspension.........................................................................  53
      7.16  Compensation.......................................................................  53
      7.17  Use of Proceeds....................................................................  53
      7.18  Change in Location of Chief Executive Office; Inventory and Equipment Restrictions.  54
      7.19  Defined Benefit Plan...............................................................  54
      7.20  Financial Covenants................................................................  54
      7.21  Capital Expenditures...............................................................  55
      7.22  Securities Accounts................................................................  55
      7.23  Preferred Stock....................................................................  55
      7.24  Software License Agreement.........................................................  55
      7.25  Maintenance Agreement..............................................................  55
      7.26  Immaterial Subsidiary..............................................................  55
      7.27  Amendment to Certain Documents.....................................................  56

8.  EVENTS OF DEFAULT..........................................................................  56

9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.....................................................  59
      9.1   Rights and Remedies................................................................  59
      9.2   Gores as Liquidator................................................................  61
      9.3   Remedies Cumulative................................................................  61

10.  TAXES AND EXPENSES........................................................................  62

11.  WAIVERS; INDEMNIFICATION..................................................................    62
       11.1   Demand; Protest; etc.............................................................    62
       11.2   The Lender Group's Liability for Collateral......................................    62
       11.3   Indemnification..................................................................    62

12.  NOTICES...................................................................................    63

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................................................    64

       14.1   Assignments and Participations...................................................    65
       14.2   Successors.......................................................................    67

15.  AMENDMENTS; WAIVERS.......................................................................    68
       15.1   Amendments and Waivers...........................................................    68
       15.2   No Waivers; Cumulative Remedies..................................................    69

16.  AGENT; LENDER GROUP.......................................................................    69
       16.1   Appointment and Authorization of Agent...........................................    69
       16.2   Delegation of Duties.............................................................    70
       16.3   Liability of Agent - Related Persons.............................................    70
       16.4   Reliance by Agent................................................................    71
       16.5   Notice of Default or Event of Default............................................    71
       16.6   Credit Decision..................................................................    71
       16.7   Costs and Expenses; Indemnification..............................................    72
       16.8   Agent in Individual Capacity.....................................................    73
       16.9   Successor Agent..................................................................    73
       16.10  Lender in Individual Capacity....................................................    73
       16.11  Withholding Tax..................................................................    74
       16.12  Collateral Matters...............................................................    75
       16.13  Restrictions on Actions by Lenders; Sharing of Payments..........................    76
       16.14  Agency for Perfection............................................................    77
       16.15  Payments by Agent to the Lenders.................................................    77
       16.16  Concerning the Collateral and Related Loan Documents.............................    77
       16.17  Field Audits and Examination Reports; Confidentiality;
              Disclaimers by Lenders; Other Reports and Information............................    77
       16.18  Several Obligations; No Liability................................................    78

       16.19    Intentionally omitted.....................................................    79

17.  GENERAL PROVISIONS...................................................................    79
       17.1   Effectiveness...............................................................    79
       17.2   Successors and Assigns......................................................    79
       17.3   Section Headings............................................................    79
       17.4   Interpretation..............................................................    79
       17.5   Severability of Provisions..................................................    79
       17.6   Amendments in Writing.......................................................    79
       17.7   Counterparts; Telefacsimile Execution.......................................    80
       17.8   Revival and Reinstatement of Obligations....................................    80
       17.9   Integration.................................................................    80
       17.10  Intentionally omitted.......................................................    80
       17.11  Time of the Essence.........................................................    80
       17.12  Pre-Relief Date Loan Agreement..............................................    80

18.  Intentionally omitted................................................................    81

19.  CONFIDENTIALITY......................................................................    81

                            SCHEDULES AND EXHIBITS

     Schedule C-1             Commitments
     Schedule P-1             Liens
     Schedule S-1             Senior Claims
     Schedule 3.1(h)          Collateral Access Agreement Locations
     Schedule 5.7             Chief Executive Offices; FEIN
     Schedule 5.8             Capitalization; Subsidiaries
     Schedule 5.10            Litigation
     Schedule 5.15            Brokerage Fees
     Schedule 5.19            Software License Agreement
     Schedule 5.20            Maintenance Agreement
     Schedule 6.11            Locations of Inventory and Equipment
     Schedule 7.1             Indebtedness
     Schedule 7.8             Adequate Protection Payments
     Schedule 16.15           Lender Wiring Instructions

     Exhibit A-1              Form of Assignment and Acceptance Agreement
     Exhibit B-1              Budget
     Exhibit C-2              Form of Compliance Certificate

                                  AGREEMENT:

          NOW, THEREFORE, in consideration of the agreements, provisions and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

    1.1   Definitions.
          -----------

          As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated
           --------------
under, with respect to, or on account of, an Account, a General Intangible, Investment Property, or Negotiable Collateral.

          "Accounts" means all currently existing and hereafter arising
           --------
accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or software or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Advances" has the meaning set forth in Section 2.1.
           --------                               -----------

          "Affiliate" means, as applied to any Person, any other Person who,
           ---------
directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

          "Agent" means Foothill Capital Corporation, a California corporation,
           -----
solely in its capacity as agent for the Lenders, and shall include any successor agent.

          "Agent's Account" has the meaning set forth in Section 2.6.
           ---------------                               -----------

          "Agent Advances" has the meaning set forth in Section 2.2(e)(i).
           --------------                               -----------------

          "Agent's Liens" has the meaning set forth in Section 4.1(a).
           -------------                               --------------

          "Agent-Related Persons" means Agent together with its Affiliates,
           ---------------------
officers, directors, employees, and agents.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Assignee" has the meaning set forth in Section 14.1(a).
           --------                               ---------------

          "Assignment and Acceptance" means an Assignment and Acceptance in the
           -------------------------
form of Exhibit A-1 attached hereto.
        -----------

          "Authorized Person" means any officer or other employee of Borrower.
           -----------------

          "Bankruptcy Code" means the United States Bankruptcy Code, as amended,
           ---------------
any successor statute, and any equivalent foreign legislation.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section
           ------------
3(35) of ERISA for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Books" means all of Borrower's books and records (including all of
           -----
its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

          "Borrower" means SSA.
           --------

          "Borrowing" means a borrowing hereunder consisting of Advances made to
           ---------
Borrower on the same day by the Lenders, or Agent on behalf thereof, or by Agent in the case of an Agent Advance.

          "Budget" means the operating budget of Borrower relative to Borrower's
           ------
operations in the Chapter 11 Case, as presented to and accepted by Lenders, attached as Exhibit B-1 hereto as the same may be amended and modified.
            -----------

          "Business Day" means any day that is not a Saturday, Sunday, or other
           ------------
day on which national banks are authorized or required to close in California, Illinois, or New York.

          "Canadian Sub" means SSA Canada Corporation, a corporation organized
           ------------
under the laws of Canada.

          "Capital Expenditures" means expenditures that must be capitalized on
           --------------------
a balance sheet in accordance with GAAP, but excluding capitalized software.

          "Capital Lease" means a lease that is required to be capitalized for
           -------------
financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means any Indebtedness represented by
           ----------------------------
obligations under Capital Lease.

          "Carve-Out Expenses" has the meaning set forth in Section 2.11.
           ------------------                               ------------

          "Change of Control" shall be deemed to have occurred at such time as:
           -----------------
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of all classes of Stock then outstanding of SSA entitled to vote in the election of directors;

(b) less than 100% of the issued and outstanding Stock of each Subsidiary that is a Guarantor shall fail to be owned and controlled, beneficially and of record, by SSA or one of the Guarantors; (c) a majority of members of the board of directors of SSA are not Continuing Directors; or (d) a "Change in Control" (as such term is defined in the Indenture) occurs; but (e) excluding the sale of Borrower's assets pursuant to the Gores Transaction.

          "Chapter 11 Case" means the voluntary petition for relief under
           ---------------
Chapter 11 of the Bankruptcy Code filed by Borrower in the Court on the Relief Date and Administered as Chapter 11 Case No. 00-1852 (RRM).

          "Closing Date" means the date the Interim Order is entered and all
           ------------
conditions precedent under Section 3.1 of this Agreement are satisfied.
                           -----------

          "Code" means the New York Uniform Commercial Code.
           ----

          "Collateral" means all of the real and personal property of Borrower,
           ----------
whether now existing or hereafter acquired, including without limitation:

               (a)  the Accounts;

               (b)  the Books;

               (c)  the Equipment;

               (d)  the General Intangibles;

               (e)  the Inventory;

               (f)  the Investment Property;

               (g)  the Negotiable Collateral;

               (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group;

               (i) any and all Collateral with respect to the Pre-Relief Date Loan Agreement; and

               (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Collateral Access Agreement" means a landlord waiver, bailee letter,
           ---------------------------
or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other

Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance reasonably satisfactory to Agent.

          "Collections" means all cash, checks, notes, instruments, and other
           -----------
items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of, or receipts by, the Borrower.

          "Commitment" means, with respect to each Lender, its Revolving Credit
           ----------
Commitment, Letter of Credit Sub-Commitment, or Total Commitment, as the context requires and, with respect to all Lenders, their Revolving Credit Commitments, Letter of Credit Sub-Commitments, or Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature
                                ------------
page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                                      ------------

          "Committee" means the official committee of unsecured creditors
           ---------
formed, appointed or approved by the United States Trustee in the Chapter 11
Case.

          "Common Stock" shall mean the common stock, par value $0.0033 per
           ------------
share, of SSA.

          "Compliance Certificate"  means a certificate substantially in the
           ----------------------
form of Exhibit C-2 delivered by the chief financial officer of Borrower to
        -----------
Agent.

          "Contingent Surviving Obligations" means all contingent Obligations of
           --------------------------------
Borrower to indemnify Lender Group under this Agreement or the other Loan Documents.

          "Continuing Director" means, as of any date of determination, a member
           -------------------
of the board of directors of SSA who (a) was a member of the board of directors of SSA on the Closing Date, or (b) was nominated to be a member of the board of directors of SSA by a majority of the Continuing Directors (or subsequent nominees thereof) then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

          "copyright" shall have the meaning ascribed to such term in the United
           ---------
States Copyright Act of 1976 (as amended), and includes unregistered copyrights.

          "Court" has the meaning set forth in the first recital paragraph
           -----
hereto.

          "Daily Balance" means, with respect to each day during the term of
           -------------
this Agreement, the amount of an Obligation owed at the end of such day.

          "Default" means an event, condition, or default that, with the giving
           -------
of notice, the passage of time, or both, would be an Event of Default.

          "Defaulting Lender" means any Lender that fails to make any Advance
           -----------------
that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

          "Defaulting Lender Rate" means the interest rate then applicable to
           ----------------------
Advances.

          "Designated Account" means account number 4232046 of Borrower
           ------------------
maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

          "Designated Account Bank" means American National Bank and Trust
           -----------------------
Company of Chicago, whose office is located at 120 South LaSalle Street, Chicago Illinois, 60606 and whose ABA number is 071-000-770.

          "Disbursement Letter" means an instructional letter executed and
           -------------------
delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

          "Dollars" or "$" means United States dollars.
           -------      -

          "EBITDA" means, with respect to any fiscal period, Borrower's
           ------
consolidated earnings (excluding extraordinary gains) before all interest expense, taxes, and depreciation and amortization expense for such period, determined in accordance with GAAP.

          "Eligible Transferee" means (a) a commercial bank organized under the
           -------------------
laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender (including any funds or investment accounts managed by such Lender), (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

          "Equipment" means all of Borrower's present and hereafter acquired
           ---------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute thereto.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose
           ---------------
employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "Event of Default" has the meaning set forth in Section 8.
           ----------------                               ---------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and any successor statute.

          "Family Member" means, with respect to any individual, any other
           -------------
individual having a relationship by blood (to the second degree of consanguinity), by marriage, or adoption to such individual.

          "Family Trusts" means, with respect to any individual, trusts or other
           -------------
estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

          "FEIN" means Federal Employer Identification Number.
           ----

          "Final Order" means the order of the Court entered in the Chapter 11
           -----------
Case after a final hearing under Bankruptcy Rule 4001 (c)(2), satisfactory in form and substance to Agent, and from which no appeal has been timely filed, or if timely filed, such appeal has been dismissed (unless Agent waives such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes Borrower to obtain credit, incur indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, and provide for the super-priority of Lenders' claims, all as set forth in such order.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means generally accepted accounting principles as in effect
           ----
from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrower's present and future
           -------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

          "Gores" has the meaning set forth in the preambles and recitals to the
           -----
Agreement.

          "Gores Guaranty" means that certain guaranty, if any, executed and
           --------------
delivered by Gores, in favor of Agent for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent.

          "Gores Transaction" means that certain transaction whereby Borrower
           -----------------
will sell certain of its assets and require the assumption of specified liabilities either to Gores as more completely identified by that certain letter agreement dated April 6, 2000, as such letter agreement may be evidenced by more definitive documentation, such as an asset purchase agreement, with respect to the referenced transaction, or to a third party pursuant to Section 363 of the Bankruptcy Code.

          "Governing Documents" means, with respect to any Person, the
           -------------------
certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" means any nation or government, parliament or
           ----------------------
legislature or any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxation or administrative functions of or pertaining to government.

          "Guarantors" means, individually and collectively, jointly and
           ----------
severally, the Canadian Sub and the UK Subs, and any other Subsidiary whose assets were pledged to secure the Obligations under the Pre-Relief Date Loan Agreement and included in the Borrowing Base as that term is defined therein.

          "Guaranty" or "Guaranties" means those certain General Continuing
           --------      ----------
Guaranty agreements, dated as of even date herewith, executed and delivered by each Guarantor (other than Gores), in favor of Agent for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent.

          "Hazardous Materials" means (a) substances that are defined or listed
           -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Immaterial Subsidiary" means, collectively, Astral International
           ---------------------
Corporation, a Massachusetts corporation, SSA Caribbean, Inc., a Delaware corporation, System Software Associates (FSC), Inc., a corporation organized under the laws of the Virgin Islands, Computer Options, Inc., a Delaware corporation, Astral International Corporation, a Massachusetts corporation, Noftek N.W., Inc., an Oregon corporation, Priority Systems, Inc., a Texas corporation, Knight Enterprises, Inc., a Texas corporation, SSA Acclaim Resource Management Limited, a corporation organized under the laws of England and Wales, Acclaim Computer Systems Limited, a corporation organized under the laws of England and Wales, and Kiosk Company Limited, a corporation organized under the laws of England and Wales.

          "Indebtedness" means (a) all obligations of Borrower for borrowed
           ------------
money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases in an amount equal to the principal balance of such Capital Leases calculated in accordance with GAAP, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.
           -----------------------                               ------------

          "Indemnified Person" has the meaning set forth in Section 11.3.
           ------------------                               ------------

          "Indenture" means that certain Indenture, dated as of September 12,
           ---------
1997, between SSA and Harris Trust and Savings Bank, as Trustee, as amended, supplemented, or otherwise modified from time to time.

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Interim Order" means the order of the Court entered in the Chapter 11
           -------------
Case after a hearing, satisfactory in form and substance to Lenders, which, among other matters but not by way of limitation, authorizes the Borrower to obtain credit, incur indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, and provide for the super-priority of Lender's claims, all as set forth in such order.

          "Inventory" means all present and future inventory in which Borrower
           ---------
has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment" means, with respect to any Person, any investment by such
           ----------
Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Investment Property" means "investment property" as that term is
           -------------------
defined in of the Code, whether now owned or hereafter acquired by the Borrower.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
successor statute.

          "L/C" has the meaning set forth in Section 2.12(a).
           ---                               ---------------

          "L/C Undertaking" has the meaning set forth in Section 2.12(a).
           ---------------                               ---------------

          "Lender" and "Lenders" have the respective meanings set forth in the
           ------       -------
preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1 hereof.
                                                    ------------

          "Lender Group" means, individually and collectively, each of the
           ------------
Lenders, and Agent.

          "Lender Group Expenses" means all (a)  costs or expenses (including
           ---------------------
taxes, and insurance premiums) required to be paid by the Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by any member of the Lender Group in connection with any member of the Lender Group's transactions with the Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic appraisals of the Collateral), (c) costs and expenses incurred by any member of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by any member of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by any member of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by any member of the Lender Group (including any costs and expense to engage outside parties) in examining the Books or books and records of the Borrower and in monitoring and analyzing the Collateral, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any member of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any member of the Lender Group's relationship with the Borrower, (h) reasonable fees and expenses (including attorneys fees and expenses, and expenses of third party consultants, advisors, or independent contractors) incurred by any member of the Lender Group in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses, and expenses of third party consultants, advisors, or independent contractors, incurred in connection with the Chapter 11 Case or in any other "workout," a "restructuring," or any other Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought, and (i) each of the Lenders' reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with the Chapter 11 Case or in any other "workout," a "restructuring," or any other Insolvency Proceeding concerning any of the Borrower or any guarantor of the Obligations), or defending, or concerning the Loan Documents, irrespective of whether suit is brought.

          "Lender-Related Person" means, with respect to any Lender, such
           ---------------------
Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

          "Letter of Credit" means an L/C or an L/C Undertaking, as the context
           ----------------
requires.

          "Letter of Credit Sub-Commitment" means, for each Lender, the Dollar
           -------------------------------
amount of the obligation of such Lender to participate in any Letters of Credit, as such amount is set forth opposite the name of such Lender under the caption Letter of Credit Sub-Commitment on Schedule C-1.
                                   ------------

          "Letter of Credit Usage" means, as of any date of determination, the
           ----------------------
aggregate undrawn amount of all outstanding Letters of Credit.

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.9.
           ------------                               -----------

          "Loan Documents" means this Agreement, the Disbursement Letter, the
           --------------
Lockbox Agreements, the Letters of Credit, the Guaranty, and the Gores Guaranty, any note or notes executed by the Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by the Borrower and any member of the Lender Group in connection with this Agreement.

          "Lockbox Account" shall mean a depositary account established pursuant
           ---------------
to one of the Lockbox Agreements.

          "Lockbox Agreements" means those certain lockbox agreements and those
           ------------------
certain depository agreements, in form and substance reasonably satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks executed in connection with the Pre-Relief Date Loan Agreement, which Lockbox Agreements shall continue and be of force and effect in connection with this Agreement.

          "Lockbox Banks" means American National Bank and Trust Company of
           -------------
Chicago (or such other banks as may be agreed to by Agent and Borrower, from time to time).

          "Lockboxes" has the meaning set forth in Section 2.6.
           ---------                               -----------

          "Maintenance Agreement" means the Borrower's standard form of
           ---------------------
maintenance agreement entered into between the Borrower or its Subsidiaries and its customer in order to memorialize such Borrower's or Subsidiaries ongoing customer service, consulting, repair, and maintenance obligations with respect to such customer.

          "Manchester" has the meaning set forth in Section 3.1.
           ----------                               -----------

          "Material Adverse Change" means, without the inclusion of the filing
           -----------------------
of the Chapter 11 Case or the direct effects arising therefrom, (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower, taken as a whole, (b) the material impairment of the Borrower's ability, taken as a whole, to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the priority of the Agent's Liens with respect to the Collateral, as a result of an action or failure to act on the part of the Borrower.

          "Maturity Date" means May 26, 2000.
           -------------

          "Maximum Amount" means $5,000,000.
           --------------

          "Negotiable Collateral" means all of Borrower's now owned and
           ---------------------
hereafter acquired letters of credit, notes, drafts, instruments (including intercompany receivable), security certificates, documents, and chattel paper.

          "Obligations" means all Advances, debts, principal, interest,
           -----------
contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for hereunder), charges, costs, or Lender Group Expenses, lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Overadvance" has the meaning set forth in Section 2.4.
           -----------                               -----------

          "Participant" has the meaning set forth in Section 14.1(e).
           -----------                               ---------------

          "Permitted Discretion" with respect to any determination by a member
           --------------------
of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Dispositions" means (a) sales, exchanges, trade-ins or
           ----------------------
other dispositions of Equipment, that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's, business, (b) sales of Inventory to buyers in the ordinary course of Borrower's business, (c) the use or transfer of money, or cash equivalents by the Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by the Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the Borrower's business, and (e) the Gores Transaction and sale of the Borrower's assets pursuant to Section 363 of the Bankruptcy Code.

          "Permitted Holder" means Roger E. Covey, and his Family Members, and
           ----------------
his Family Trusts.

          "Permitted Investments" means, collectively: (a) direct obligations
           ---------------------
of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year; (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof; (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to Agent; (e) loans and advances to officers and employees of the Borrower in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $500,000 and to the extent such loans and advances are allowed by the Court; (f) investments in negotiable instruments for collection; and (g) advances made in connection with purchases of goods or services in the ordinary course of business.

          "Permitted Liens" means (a) Liens held by Agent for the benefit of the
           ---------------
Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the
                                                      ------------
interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, leases, or other agreements incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, and (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of any of the Agent's Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of Borrower.

          "Permitted Preferred Stock" means Series A Preferred Stock, par value
           -------------------------
$.01, of SSA.

          "Permitted Protest" means the right of the Borrower to protest any
           -----------------
Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental or license payment, provided that (a) a Reserve with respect to such obligation is established on the Books, in such amount as is required under GAAP, (b) any such protest is instituted and diligently prosecuted by the Borrower in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no material impairment of the enforceability, validity, or priority of any of the Liens of Agent on behalf of the Lender Group in and to the Collateral.

          "Permitted Purchase Money Indebtedness" means, as of any date of
           -------------------------------------
determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed $250,000.

          "Permitted Subordinated Debt" means those certain 7% Convertible
           ---------------------------
Subordinated Notes, due September 15, 2002, in the original principal amount of $138,000,000.00 issued pursuant to the Indenture.

          "Person" means natural persons, corporations, limited liability
           ------
companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Pre-Relief Date Loan Agreement" has the meaning set forth in the
           ------------------------------
recitals to this Agreement.

          "Projections" means Borrower's forecasted (a) balance sheets, (b)
           -----------
income statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means:
           --------------

          (a) with respect to a Lender's obligation to make Advances and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the aggregate amount of all Lenders' Revolving Credit Commitments,

          (b) with respect to a Lender's obligation to participate in Letters of Credit, and receive payments with respect thereto, the percentage obtained by dividing (i) such Lender's Letters of Credit Sub-Commitment, by (ii) the aggregate amount of all Lenders' Letters of Credit Sub-Commitments,

          (c) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i)
                          ------------
such Lender's Total Commitment, by (ii) the aggregate amount of all Lenders' Total Commitments.

          "Purchase Money Indebtedness" means Indebtedness (other than the
           ---------------------------
Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Real Property" means any estates or interests in real property now
           -------------
owned or hereafter acquired by the Borrower.

          "Recurring Service and Maintenance Revenues" means, with respect to
           ------------------------------------------
any period, the total revenues of Borrower, determined on a consolidated basis, for such period that are derived from services and ongoing support as reflected in Borrower's financial statements in accordance with its historical practices.

          "Relief Date" has the meaning set forth in the first recital paragraph
           -----------
hereto.

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares
           ----------------
aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

          "Required Library" means, as of any date of determination, the set or
           ----------------
collection of existing copyrights of the Borrower relating to software of the Borrower that generated not less than 85% of the aggregate amount of current revenues arising from software sales and licensing of the Borrower (as determined on a consolidated basis in accordance with GAAP).

          "Reserves" means any reserves that may be established in accordance
           --------
with the express provisions of this Agreement.

          "Revolving Credit Commitment" means, for each Lender, the Dollar
           ---------------------------
amount of the obligation of such Lender to make Advances, as such amount is set forth opposite the name of such Lender under the caption Revolving Credit Commitment on Schedule C-1.
              ------------

          "Revolver Usage" means, as of any date of determination, the sum of
           --------------
(a) the aggregate amount of Advances outstanding, plus (b) the amount of the Letter of Credit Usage.

          "Risk Participation Liability" means, as to each Letter of Credit, all
           ----------------------------
reimbursement obligations of Borrower to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and
(c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SSA" has the meaning set forth in the preamble recitals to this
           ---
Agreement.

          "SSA Limited" means System Software Associates Limited, a corporation
           -----------
organized under the laws of England and Wales.

          "SEC" means the United States Securities and Exchange Commission and
           ---
any successor thereto.

          "Securities Account" means a "securities account" as that term is
           ------------------
defined in Section 8-501 of the Code.

          "Securities Act"  means the Securities Act of 1933, as amended, and
           --------------
all rules and regulations promulgated thereunder.

          "Senior Claims" means those pre-Relief Date claims or liens set forth
           -------------
on Schedule S-1 attached hereto, if any, that have priority over, or are pari
   ------------
passu with, the claims and Liens of the Lenders to the extent allowed by the Court.

          "Settlement" has the meaning set forth in Section 2.2(f)(i).
           ----------                               -----------------

          "Settlement Date" has the meaning set forth in Section 2.2(f)(i).
           ---------------                               -----------------

          "Software License Agreement" means the Borrower's standard form of
           --------------------------
software license agreement entered into between the Borrower or its Subsidiaries and its customer in order to consummate the license of software and sale of related services.

          "Softwright" means SSA Softwright Limited, a corporation organized
           ----------
under the laws of England and Wales and registered with company number 1467614.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Stock" means all shares, options, warrants, interests,
           -----
participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Termination Date" has the meaning set forth in Section 3.4.
           ----------------                               -----------

          "Total Commitment" means, for each Lender, the sum of such Lender's
           ----------------
Revolving Credit Commitment, as such amount is set forth opposite the name of such Lender under the caption Total Commitment on Schedule C-1.
                                                  ------------

          "UK Subs" means System Software Associates Limited, SSA-Acclaim
           -------
Limited and SSA Softwright Limited, each a corporation organized under the laws of England and Wales.

          "Voidable Transfer" has the meaning set forth in Section 17.8.
           -----------------                               ------------

          "Year 2000 Compliant" means, with regard to any Person, that all
           -------------------
software in goods produced or sold by, or utilized by and material to the business operations or financial conditions of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after the year 2000.

  1.2     Accounting Terms.  All accounting terms not specifically defined
          -----------------
herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "SSA" or "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean SSA and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

  1.3     Code.  Any terms used in this Agreement that are defined in the Code
          ----
shall be construed and defined as set forth in the Code unless otherwise defined herein.

  1.4     Construction.  Unless the context of this Agreement or any other Loan
          ------------
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

  1.5     Schedules and Exhibits.  All of the schedules and exhibits attached to
          ----------------------
this Agreement shall be deemed incorporated herein by reference.

2.  LOAN AND TERMS OF PAYMENT.
    -------------------------

  2.1     Revolver Advances.
          -----------------

               (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolving Credit Commitment agrees to make advances ("Advances") to Borrower daily, as may be
                                     --------
requested, from time to time in accordance with the Budget until the Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Pro Rata Share of the Revolving Credit Commitment; provided, however, that the principal amount outstanding and advanced pursuant to this Agreement shall not exceed the Maximum Amount.

               (b) Intentionally Omitted.
                   ---------------------

               (c) The Lenders shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Maximum Amount less the Letter of Credit Usage.

               (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The principal amount of all Advances shall be repaid in full on the date this Agreement is terminated.

  2.2     Borrowing Procedures and Settlements.
          -------------------------------------

               (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) specifying (i) the amount of such Borrowing, (ii) the requested Funding Date, which shall be a Business Day, and (iii) a cumulative reconciliation, in a form reasonably acceptable to Agent, of amounts advanced hereunder and spent by Borrower compared to the Budget for the same period. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

              (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), Agent shall elect, in its discretion, to
                      --------------
have the terms of Section 2.2(c) apply to such requested Borrowing.
                  --------------

              (c) Making of Advances.

                  (i) In the event that Agent shall elect to have the terms of this Section 2.2(c) apply to a requested Borrowing as described in
               --------------
          Section 2.2(b), then promptly after receipt of a request for a
          --------------
          Borrowing pursuant to Section 2.2(a), Agent shall notify the Lenders,
                                --------------
          not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon the satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; provided, however,
                                                              --------  -------
          that, subject to the provisions of Section 2.2(i), Agent shall not
                                             --------------
          request any Lender to make, and no Lender shall make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on
                                            ---------
          the requested Funding Date for the applicable Borrowing (unless such condition has been waived in accordance herewith), or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, on the date of the proposed Borrowing but before the funding of such Borrowing that such Lender will not make available (as and when required hereunder to Agent for the account of Borrower) the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent as permitted herein. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder.

               (d)  Intentionally omitted.
                    ---------------------

               (e)  Agent Advances.

                (i) Subject to the limitations set forth in the proviso contained in this Section 2.2(e), Agent hereby is authorized by
                            --------------
          Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not
                                                             ---------
          been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable
          (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in
                                    ----------
          this Section 2.2(e) being hereinafter referred to as "Agent
               --------------
          Advances"); provided, however, that the Required Lenders may at any
                      --------  -------
          time revoke Agent's authorization contained in this Section 2.2(e) to
                                                              --------------
          make Agent Advances, any such revocation to be in writing and to become effective from and after Agent's receipt thereof, and such Agent Advances shall not exceed $2,000,000 outstanding, in the aggregate, at any one time.

                (ii) Agent Advances shall be repayable on demand, shall be secured by the Agent's Liens on the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to Section
                                                                        -------
          2.5 hereof.
          ---

            (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, and the other Lenders agree (which agreement shall not be for the benefit of, or enforceable by, Borrower) that, in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.2(c)(iii)): (y) if a Lender's outstanding
                     -------------------
          balance of the Advances and Agent Advances exceeds such Lender's Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that such Lender shall, upon its receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances; and (z) if a Lender's balance of the Advances and Agent Advances is less than such Lender's Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that such Lender shall, upon Agent's receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the Agent Advance and shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                (ii) In determining whether a Lender's outstanding balance of the Advances and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement.

                (iii) During the period between Settlement Dates, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent, or the Lenders, as applicable.

              (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

              (h) Lenders' Failure to Perform. All Advances (other than Agent Advances) shall be deemed made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

              (i) Optional Overadvances.

                  (i) Any contrary provision of this Agreement notwithstanding, if the condition precedent set forth in Section 3.3 will not be
                                                  -----------
          satisfied in respect to a particular Borrowing, the Lenders nonetheless hereby authorize Agent, and Agent, may, but is not obligated to, knowingly and intentionally continue to make Advances to Borrower such failure of condition notwithstanding, so long as, at any time, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount less the Letter of Credit Usage. The foregoing provisions are for the sole and exclusive benefit of Agent and the Lenders and are not intended to benefit the Borrower in any way. The Advances that are made pursuant to this Section 2.2(i)
                                                                  --------------
          shall be subject to the same terms and conditions as any other Advance except that the rate of interest applicable thereto shall be the rates set forth in Section 2.5(c) hereof without regard to the presence or
                       --------------
          absence of a Default or Event of Default; provided, however, that the
                                                    --------  -------
          Required Lenders may, at any time during the continuance of an Event of Default, revoke Agent's authorization contained in this Section
                                                                     -------
          2.2(i) to make Overadvances (except for and excluding amounts charged
          ------
          to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective from and after Agent's receipt thereof.

                  (ii) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                (iii) Each Lender shall be obligated to settle with Agent as provided in Section 2.2(f) for the amount of such Lender's Pro Rata
                      --------------
          Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this

          Section 2.2(i), and any Overadvances resulting from the charging to
          --------------
          the Loan Account of interest, fees, or Lender Group Expenses.

               (j)  Intentionally omitted.
                    ---------------------

  2.3     Payments.
          --------

               (a)  Payments by Borrower.

                   (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group at an account identified by Agent to Borrower, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the relevant payment date. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                   (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                   (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the interest rate then applicable to Advances for each day from the date such amount is distributed to such Lender until the date repaid.

               (b) Apportionment, Application, and Reversal of Payments.

                    (i) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders (in accordance with their applicable Pro Rata Shares). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations (other than payments constituting payment of specific fees), and all proceeds of Collateral received by Agent, shall be applied:

               first, to pay any fees or Lender Group Expenses then due to Agent
               -----
               under the Loan Documents until paid in full,

               second, to pay any fees or Lender Group Expenses then due under
               ------
               the Loan Documents to Lenders, in respect of their Pro Rata Share thereof,

               third, to pay interest due in respect of all Agent Advances until
               -----
               paid in full,

               fourth, to pay interest due in respect of all Advances (other
               ------
               than Agent Advances) until paid in full,

               fifth, to pay principal of Agent Advances until paid in full,
               -----

               sixth, to pay principal of the Advances (other than Agent
               -----
               Advances) until paid in full,

               seventh, if an Event of Default has occurred and is continuing,
               -------
               to be held by Agent, for the ratable benefit of Agent and those Lenders having a Letter of Credit Sub-Commitment, as cash collateral in an amount equal to 105% of the maximum amount of the Lender Group's obligations with respect to outstanding Letters of Credit until paid in full, eighth, if an Event of Default has occurred and is continuing, to
               ------
               pay any other Obligations due to Agent or any Lender, in respect of their Pro Rata Share thereof,

               ninth, to pay all obligations due and owing under the Pre-Relief
               -----
               Date Loan Agreement until such obligations are paid in full; and

               tenth, to Borrower and wired to its Designated Account.
               -----

          Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(f).
            --------------

                (ii)  Intentionally omitted.
                      ----------------------

                (iii) Intentionally omitted.
                      ---------------------

                (iv) Notwithstanding the foregoing or anything else herein to the contrary, it is expressly agreed and understood that all Collections received after the Relief Date by Borrower, from whatever source, and to the extent not used by the Borrower pursuant to the Budget and in accordance with the Interim Order or Final Order, shall be paid over to and applied by the Agent to all Obligations due and owing and outstanding under the Pre-Relief Date Loan Agreement until such time as such Obligations have been paid in full .

                (v) In the event of a direct conflict between the priority provisions of this Section 2.3(b) and other provisions contained in any
                        --------------
     other Loan Document or the Interim Order and the Final Order, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(b) shall control and govern.
                        --------------

  2.4     Overadvances.  Lenders may, in its sole discretion, make Advances
          ------------
hereunder in excess of the amount set forth in Section 2.1 hereof.  If, at any
                                               -----------
time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1, or 2.12 is greater than the Dollar or percentage
                  ---------------------
limitations set forth in Section 2.1, or 2.12, (an "Overadvance"), and unless
                         --------------------       -----------
such Overadvance was made by Agent pursuant to Section 2.2(i) (in which case
                                               --------------
they shall be payable as agreed at the time of the making of such Overadvance), Borrower immediately shall pay to Agent on demand, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.3(b)(i). In addition,
                                          -----------------
Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

  2.5     Interest and Letter of Credit Fees:  Rates, Payments, and
          ---------------------------------------------------------
Calculations.
------------
                (a)   Interest Rates.  Except as provided in clause (c) below,

                      (i) all Obligations (except for undrawn Letters of Credit), that have been charged to the Loan Account (as defined in
          Section 2.9) pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate of 15%,

                      (ii) Intentionally omitted.
                           ---------------------

                (iii) Intentionally omitted.
                      ---------------------

                (iv)  Intentionally omitted.
                      ---------------------

            (b) Letter of Credit Fee. Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in Section
                                                                   -------
2.12(e)) equal
-------

to 1.50% per annum times the aggregate undrawn amount of all issued and outstanding Letters of Credit.

            (c) Default Rates. Upon the occurrence and during the continuation of an Event of Default,

                (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to four (4) percentage points above the per annum rate otherwise applicable hereunder, and

                (ii) the Letter of Credit fee provided for above shall be increased to four (4) percentage points above the per annum rate otherwise applicable hereunder.

            (d) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof with the first such payment due on May 1, 2000. Borrower hereby authorizes Agent, without prior notice to Borrower, to charge such interest, Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and
                                                      ---------------
when accrued or incurred), the fees, premiums and charges provided for in
Section 2.10 (as and when accrued or incurred), all other payments due in
------------
respect of the Obligations or under any Loan Document and any interest or other adequate protection-type payments allowed by the Court with respect to the Pre-Relief Date Loan Agreement to Borrower's Loan Account, which amounts from and after their due date shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

            (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

            (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

              (g) Promise to Pay. Borrower hereby promises to pay in full to Agent the Obligations, including without limitation the principal amount of all Advances, together with accrued interest, fees and other amounts due thereon, all in accordance with the terms of this Agreement.

  2.6     Collection of Accounts.
          ----------------------

              Borrower shall at all times maintain one or more lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors to remit all amounts owed by them to one of such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Borrower's Collections at the applicable Lockbox Bank. Borrower agrees that all Collections received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or other arrangement contemplated hereby shall be modified by Borrower without the prior written consent of Agent. All amounts received in the Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depository selected by Agent.

  2.7     Crediting Payments; Float Charge.  The receipt by Agent of any payment
          --------------------------------
(whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to the Obligations in accordance with Section 2.3(b), but shall not be considered a
                               --------------
payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent Account or unless and until such payment item is honored when presented for payment; provided, however, that a
                                                    --------  -------
portion of such Collections (a) first, as authorized by Agent in its sole
                                -----
discretion, shall be remitted to Borrower in an amount, specifically authorized by Agent in its sole discretion, necessary to fund authorized expenditures under the Budget to the extent the amounts available to be borrowed hereunder, and advanced hereunder, are insufficient to fund such authorized expenditures, and
(b) second, shall be applied to reduce the Obligations (as defined in the Pre-
    ------
Relief Date Loan Agreement) owed under the Pre-Relief Date Loan Agreement, with the remaining Collections to be applied to the Obligations as set forth above. Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrower for two (2) Business Days of `clearance' or `float' at the rate applicable to Advances set forth in Section 2.5(a)(i)
                                                        -----------------
or Section 2.5(c)(i), as applicable, on all Collections that are received by the
   ------------------
Borrower (regardless of whether forwarded by the Lockbox Banks to Agent). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging two (2) Business Days of interest on such Collections. Notwithstanding anything herein which may be construed to the contrary, no Collections will be remitted to Borrower to fund authorized expenditures under the Budget unless and until such Collections are fully collected. The parties further acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.7 shall accrue to the sole and
                                    -----------
exclusive benefit of Agent.

  2.8     Designated Account.  Agent is authorized to make the Advances and
          ------------------
issue Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.5(d). Borrower agrees to
                                    --------------
establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, or Agent Advance requested by Borrower and made by Agent, or the Lenders hereunder shall be made to the Designated Account.

  2.9     Maintenance of Loan Account; Statements of Obligations.  Agent shall
          ------------------------------------------------------
maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Agent, or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations. In accordance with Section 2.7,
                                                                 -----------
the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render monthly statements regarding the Loan Account to Borrower (with copies to the Lenders), including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 60 days after receipt thereof by Borrower and the Lenders, Borrower or any Lender shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

  2.10    Fees.  Borrower shall pay the following fees, which fees shall be non-
          ----
refundable when paid:

                 (a) Commitment Fee. On the Closing Date, a commitment fee in an amount equal to $850,000 shall be earned by the Lenders but shall be payable to the Agent, for the benefit of the Lenders in two equal payments of $425,000 each, with the first such payment due and payable on the Closing Date and the second such payment due and payable on the earlier of (i) the closing of the Gores Transaction, (ii) the Maturity Date, or (iii) the Termination Date;

               (b) Servicing Fee. On the first day of each month payable to the Agent in arrears during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a service fee in an amount equal to $10,000, with the first such fee due and payable on earlier of (i) the closing of the Gores Transaction, (ii) the Maturity Date, or (iii) the Termination Date;

               (c) Unused Line Fee. On the first day of each month, starting on the earlier of (i) the closing of the Gores Transaction, (ii) the Maturity Date, or (iii) the Termination Date, payable in arrears to the Agent during the term of this Agreement, an unused line fee in an amount equal to one-quarter of one percentage point (.25%) times the Maximum Amount minus the average Revolver Usage during the immediately preceding month; and

               (d) Financial Examination, Valuation, and Appraisal Fees. For the sole and separate account of Agent, a separate fee of $750 per day, per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Borrower performed by personnel employed by Agent; for the sole and separate account of Agent, a separate fee of $750 per day, per Person, plus reasonable out-of-pocket expenses for the establishment of electronic collateral and financial reporting systems; and, in addition, for the sole and separate accounts of Agent and each Lender that exercises its rights under Section 4.6, the actual charges paid or incurred by Agent or any Lender if
      -----------
it elects to employ the services of one or more third Persons to perform such audits of the Borrower or the Books, thereof, to appraise the Collateral, or to assess the Borrower's business valuation; provided, however, that, so long as no
                                          --------  -------
Event of Default has occurred and is continuing, Borrower shall not be obligated to reimburse to Agent the fees and costs of more than 1 audit in any three month period.

               (e) Miscellaneous. The fees set forth above shall be fully earned when due, non-refundable when paid and, if applicable, computed on the basis of 360 day year for the actual number of days elapsed.

  2.11    Super-Priority Nature of Obligations.  All Obligations under the Loan
          ------------------------------------
Documents shall constitute administration expenses of Borrower in the Chapter 11 Case with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified in Sections 105, 326, 330, 331, 503 and 726 of the Bankruptcy Code, and shall also have priority over any claims now existing or hereafter arising under Section 506(c) of the Bankruptcy Code, subject and subordinate only to the following (hereinafter referred to as the "Carve-Out Expenses"): fees and disbursements incurred on and after the Closing Date by professionals retained pursuant to Court order in the Chapter 11 Case pursuant to Section 327 or 1103 of the Bankruptcy Code by Borrower or the Committee or an examiner appointed pursuant to Section 1104 of the Bankruptcy Code, and any statutorily mandated costs and fees of the United States Trustee with respect to the Chapter 11 Case, up to a maximum aggregate amount outstanding and unpaid not to exceed $400,000, which amount shall be reduced dollar-for-dollar by all Carve-Out Expenses approved by the Court and paid by the Borrower on an interim basis, in any event not to be reduced to less than $200,000 (such dollar amount being referred to herein as the "Carve-Out Amount") (determined without regard to fees and expenses which may be awarded and paid on an interim basis) provided that the Carve-Out Expenses shall not include any other claims that are or may be senior to or pari passu with any of the Carve-Out Expenses. No other claim having a priority superior or pari passu to that granted to Lenders by the Interim Order or the Final Order, as the case may be, shall be granted or approved while any Obligations under this Agreement remain outstanding.

     2.12 Letters of Credit.
          -----------------

               (a) Subject to the terms and conditions of this Agreement, Agent agrees, on behalf of the Lenders with a Letter of Credit Sub-Commitment, to issue letters of credit for the account of Borrower (each, an "L/C") or to
                                                               ---
purchase participations, or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit
                            ---------------
issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue an L/C or L/C Undertaking if any of the following would result:

                (i)   Intentionally omitted.
                      ---------------------

                (ii)  the Letter of Credit Usage would exceed $1,000,000, or

                (iii) the Revolver Usage would exceed the Maximum Amount.

Each of Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Undertakings may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 30 days prior to the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion). If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.5. Anything herein to the
                                       -----------
contrary notwithstanding, Agent shall not issue a Letter of Credit if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the
   ---------
applicable Letter of Credit (unless such condition has been waived in accordance herewith), or (2) the requested Letter of Credit would exceed the Availability of Borrower on such Funding Date.

               (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection. Each Lender with a Pro Rata Share of the Letters of Credit shall be deemed to have purchased a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof.
                                                             ---------
If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the interest rate then applicable to Advances until paid in full.

          (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto (except for any action that results from the Lender Group's gross negligence or willful misconduct). Borrower understands that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank.

          (d) Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

          (e) Any and all charges, commissions, fees, and costs incurred by Agent or Lender Group relating to the letters of credit that are the subject of an L/C Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

          (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Agent, the issuing bank, or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

     (y) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

          (z) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any L/C or L/C Undertaking issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Agent, issuing bank, or Lender Group of issuing, making, guaranteeing, or maintaining any L/C or L/C Undertaking or to reduce the amount receivable in respect thereof by the Agent, issuing bank, or Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. In determining such amount, Agent may use any reasonable averaging and attribution methods.

3.  CONDITIONS; TERM OF AGREEMENT.

  3.1     Conditions Precedent to the Initial Extension of Credit.  The
          -------------------------------------------------------
obligation of the Lender Group (or any member thereof) to make the initial Advance or issue the initial Letters of Credit (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent and the Lenders, of each of conditions precedent set forth below:

               (a) the Closing Date shall occur on or before May 3, 2000;

               (b) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                          (i)  this Agreement; and

                          (ii) the Disbursement Letter;

               (c) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require respecting those locations identified on Schedule 3.1(h) or the
                                                 ---------------
inclusion of such findings and decretal portions in and of the Interim Order as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of the afore-referenced Collateral Access Agreements;

               (d) Intentionally Omitted;
                   ---------------------

               (e) Borrower shall pay all Lender Group Expenses, if and to the extent invoiced as of the Closing Date, incurred by Agent or any other Lender in connection with the consummation of the transactions contemplated in this Agreement and the other Loan Documents;

               (f) Lenders shall have received the Budget;

               (g) Intentionally Omitted;
                   ---------------------

               (h) the Interim Order, in form and substance satisfactory to Lenders approving the transactions contemplated hereby and granting a first priority perfected security interest in the Collateral subject only to Senior Claims shall have been entered by the Court and Agent shall have received a certified copy of such Interim Order.

               (i) the automatic stay shall have been modified to permit the creation and perfection of Lender's Liens and security interests and shall have been automatically vacated to permit enforcement of Lender's rights and remedies under the Loan Documents;

               (j) Agent shall have a first priority perfected security interest in the Collateral, except for Senior Claims;

               (k) Borrower shall have entered into an engagement agreement with Manchester Companies, Inc. ("Manchester") for purposes of providing "turnaround" advice and services to Borrower with such engagement to be on terms and conditions and delineating responsibilities acceptable to Lenders;

               (l) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and each Lender in their Permitted Discretion.

  3.2     Conditions Subsequent to the Initial Extension of Credit.  The
          --------------------------------------------------------
obligation of the Lender Group (or any member thereof) to continue to make Advances or to issue Letters of Credit is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) Within thirty (30) days of the Closing Date, Borrower shall deliver to Agent a certificate of insurance and the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent
   -----------
and its counsel;

               (b) Within fifteen (15) business days of the Relief Date, Borrower and Guarantors shall deliver to Agent the Guaranties duly executed by each Guarantor;

               (c) Intentionally omitted;
                   ---------------------

               (d) Intentionally omitted;
                   ---------------------

               (e) Intentionally omitted;
                   ---------------------

               (f) Within thirty (30) days of the Closing Date, the Final Order shall have been entered and Borrower shall have delivered to Agent a certified copy of such Final Order;

               (g) Within ten (10) days from the Relief Date, Agent shall have received a certificate from the Secretary of the Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

               (h) Within ten (10) days from the Relief Date, Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of the Borrower or a certification from the Secretary of the Borrower that there have been no changes to the Governing Documents delivered in connection with the closing of the Pre-Relief Date Loan Agreement;

               (i) Within ten (10) days from the Relief Date, Agent shall have received a certificate of status with respect to the Borrower, with such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

               (j) Within ten (10) days from the Relief Date, Agent shall have received certificates of status with respect to the Borrower, with such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that the Borrower is in good standing in such jurisdictions; and

               (k) Within fifteen (15) days of the Relief Date, Borrower shall correct or supplement, as necessary, the Schedules to this Agreement as required in Section 5.28.
   -------------

     3.3  Conditions Precedent to all Extensions of Credit.  The obligation of
          ------------------------------------------------
the Lender Group (or any member thereof) to make all Advances, or to issue Letters of Credit (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall any Default or Event of Default result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates;

               (d) Intentionally omitted;
                   ---------------------

               (e) Agent shall have a first priority perfected security interest in the Collateral, except for Senior Claims;

               (f) on or prior to the date of such Advance or issuance of such Letter or Credit, the Interim Order or the Final Order, as the case may be, shall have been signed and entered by the Bankruptcy Court, and the Agent shall have received (or waived receipt of) a certified copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the express written joinder or consent of Agent and, unless Agent shall have expressly joined therein or expressly consented thereto in writing, there shall be no motion pending (i) to reverse, modify or amend the Interim Order or Final Order, as the case may be, (ii) to permit any administrative expense against the Borrower to have administrative priority equal to or superior to the priority of the Agent in respect of the Obligations or (iii) to grant or permit the grant of a Lien on any of the Collateral;

               (g) with respect to any Advance or issuance of any Letter of Credit to be made on or after the thirtieth (30/th/) day following the Closing Date, the Final Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the express written joinder or consent of Agent; and

               (h) the Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower.

          The foregoing conditions precedent are not conditions to each Lender
(i) with a Letter of Credit Sub-Commitment participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under the Letters of Credit as provided herein, (ii) with a Revolving Credit Commitment participating in or reimbursing the Agent for such Lenders' Pro Rata Share of any Agent Advance as provided herein.

  3.4     Term.  This Agreement shall become effective upon the execution and
          ----
delivery hereof by Borrower and the Lenders and shall continue in full force and effect for a term ending on the date that is the earlier of (a) the Maturity Date, (b) the sale of all or substantially all of Borrower assets, whether under
Section 363 of the Bankruptcy Code, plan of reorganization or otherwise, (c) the appointment of a trustee or examiner to which the Lenders do not consent in Borrower's Chapter 11 Case, (d) the conversion of Borrower's Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, and (e) the date of termination of this Agreement in accordance with its terms after the occurrence and during the continuation of an Event of Default (each of the foregoing, collectively the "Termination Date"). Notwithstanding the foregoing, the Lenders shall have the right to terminate their obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

  3.5     Effect of Termination.  On the date of termination of this Agreement,
          ---------------------
all Obligations (including all contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit, but excluding any Contingent Surviving Obligations) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Borrower of its duties, Obligations, or covenants hereunder. Continuing security interests in the Collateral for the benefit of the Lender Group, shall remain in effect until all Obligations (other than Contingent Surviving Obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. Upon termination of this Agreement and after all Obligations (other than Contingent Surviving Obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or reasonably requested to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Agent for the benefit of the Lender Group with respect to the Obligations.

  3.6     Early Termination by Borrower.  Borrower has the option, at any time
          -----------------------------
upon five (5) Business Days prior written notice to Agent, to terminate this Agreement prior to the Maturity Date by paying to Agent for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) causing the original Letters of Credit to be returned to Agent), in full. .

  3.7     Special Provisions Relating to Gores Transaction.  If Borrower is able
          ------------------------------------------------
to reach agreement on an asset purchase agreement with Gores for the Gores Transaction or any other third-party reasonably acceptable to Agent that is willing to do the Gores Transaction on same or similar terms as that heretofore negotiated with Gores, within three (3) business days following the execution, but subject to Court approval, of any definitive purchase agreement or similar documents with respect to the Gores Transaction between Borrower and Gores, a copy of same shall be delivered to Agent and its counsel and a motion pursuant to Section 363 of the Bankruptcy Code is to be filed with the Court seeking approval of the Gores Transaction.

4.  CREATION OF SECURITY INTEREST.

  4.1     Grants of Security Interests.
          ----------------------------

               (a) Borrower hereby grants to Agent, for the benefit of the Lender Group continuing security interests in all currently existing and hereafter acquired or arising Collateral, in order to secure prompt repayment of any and all of the Obligations and in order to secure prompt performance by the Borrower of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the

Collateral, shall attach to all Collateral, without further act on the part of the Lender Group or the Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, the Borrower has authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.3(b), the secured claims
                                              --------------
of the Lender Group with respect to the Obligations secured by the Collateral, shall be of equal priority, and ratable according to the respective Obligations due each member of the Lender Group.

               (b)  Intentionally omitted.
                    ---------------------

               (c)  Intentionally omitted.
                    ---------------------

               (c) Borrower hereby grants to Agent, for the benefit of the Lender Group, a continued and continuing security interest in all currently existing and hereafter acquired or arising Collateral, in order to secure prompt repayment of any and all of the Obligations owed under the Pre-Relief Date Loan Agreement.

  4.2     Negotiable Collateral.  In the event that any Collateral, including
          ---------------------
proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interests is dependent on possession, the Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

  4.3     Collection of Accounts, General Intangibles, and Negotiable
          -----------------------------------------------------------
 Collateral.
 ----------

               (a) At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (i) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has security interests therein, or (ii) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. The Borrower hereby agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by the Borrower.

               (b)  Intentionally omitted.
                    ---------------------

               (c)  Intentionally omitted.
                    ---------------------

  4.4     Delivery of Additional Documentation Required.
          ---------------------------------------------

               (a) At any time upon the request of Agent, the Borrower shall execute and deliver to Agent, all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent's Liens (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

               (b) At any time on or after the Closing Date that any Person becomes a Subsidiary of the Borrower, at the election of Agent, in its Permitted Discretion, the Borrower shall cause each of the following to be satisfied as promptly as possible and in any event within 5 Business Days following the date such Person becomes such a Subsidiary: (i) cause such Subsidiary to execute and deliver all appropriate joinder documents to make it a Guarantor under the Loan Documents and all appropriate UCC-1 financing statements, fixture filings, and other Loan Documents or supplements thereto or amendments thereof; and (ii) cause the execution and delivery by the Borrower of appropriate supplements to any pledge agreement, and the delivery to Agent of possession of the original certificates, respecting all of the issued and outstanding Stock of such Subsidiary, together with stock powers with respect thereto endorsed in blank.

  4.5     Power of Attorney.  The Borrower hereby irrevocably makes,
          -----------------
constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as the Borrower's true and lawful attorney, with power to (a) if the Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of the Borrower on
                                  -----------
any of the documents described in Section 4.4, (b) at any time that an Event of
                                  -----------
Default has occurred and is continuing, sign the Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse the Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by Agent, to receive and open all mail addressed to the Borrower, and to retain all mail relating to the Collateral, and forward all other mail to the Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as the Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

  4.6     Right to Inspect.  Agent and each Lender (through any of their
          ----------------
respective officers, employees, or agents) shall have the right, from time to time to inspect the Books, and to check, test, and appraise the Collateral, in order to verify the Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. So long as no Event of Default has occurred and is continuing, Agent shall exercise its rights under this Section 4.6 upon reasonable prior notice and during normal
                  -----------
business hours; provided, however, the foregoing limitation shall not apply to
                --------  -------
any audits undertaken by Agent or any Lender.

  4.7     Control Agreements.  Borrower hereby agrees that it will not transfer
          ------------------
assets out of any Securities Accounts other than as permitted under Section 7.22
                                                                    ------------
and, if to another securities intermediary, unless Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

  4.8     Grants, Rights and Remedies.  The Liens and security interests granted
          ---------------------------
by the Borrower to Agent by and pursuant to Section 4.1 hereof and
                                            -----------
administrative priority granted by and pursuant to Section 2.11 hereof may be
                                                   ------------
independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Interim Order, the Final Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of Lender hereunder and thereunder are cumulative.

  4.9     No Filings Required.  The Liens and security interests granted by the
          -------------------
Borrower to Agent herein shall be deemed valid, binding, continuing, enforceable and fully perfected first priority Liens on the Collateral by entry of the Interim Order and the Final Order, as the case may be. Agent shall not be required to file any financial statements, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order, the Final Order or any other Loan Document.

  4.10    Survival.  The Liens and security interests granted to Agent, the
          --------
priority of such Liens and security interests, and the administrative priorities and other rights and remedies granted to Agent and the Lenders pursuant to this Agreement, the Interim Order, the Final Order and the other Loan Documents (specifically including but not limited to the existence, perfection and priority of the Liens and security interests provided herein and therein) and the administrative priority provided herein and therein and shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Case, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

               (a) except for Carve-Out Expenses having a priority of the Obligations to the extent set forth in Section 2.11, no costs or expenses of
                                       ------------
administration which have been or may be incurred in the Chapter 11 Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of any member of the Lender Group against the Borrower in respect of any Obligation;

               (b) the Liens and security interests granted by the Borrower to Agent by and pursuant to Section 4.1 hereof shall constitute valid, binding,
                         -----------
continuing, enforceable and fully-perfected first priority Liens, subject only to Senior Claims, to which such Liens and security interests shall or may be subordinate and junior, and shall be prior to all other Liens and interests now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

               (c) the Liens and security interests granted by the Borrower to Agent by and pursuant to Section 4.1 hereof shall continue to be valid, binding,
                         -----------
continuing, enforceable and fully perfected without the necessity for Lender to file any financing statements or otherwise perfect such Liens and security interests under applicable non-bankruptcy law.


5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, the Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

  5.1     No Encumbrances.  The Borrower has good and indefeasible title to the
          ---------------
Collateral free and clear of Liens except for Permitted Liens.

  5.2     Intentionally Omitted Equipment. All of the Equipment is used or held
          -------------------------------
for use in the Borrower's business, is fit for such purposes, and is personal property.

  5.4     Location of Inventory and Equipment.  The Inventory and Equipment are
          -----------------------------------
not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.11 permitted by Section 6.11.
                            -------------              ------------

  5.5     Inventory Records.  The Borrower keeps, in all material respects,
          -----------------
correct and accurate records itemizing and describing the type, quality, and quantity of the Inventory and its cost therefor.

  5.6     Location of Chief Executive Office; FEIN.  The chief executive office
          ----------------------------------------
of the Borrower is located at the address indicated in Schedule 5.7 and the
                                                       ------------
Borrower's FEIN is identified in Schedule 5.7.
                                 ------------

  5.7     Due Organization and Qualification; Subsidiaries.
          ------------------------------------------------

               (a) the Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in each state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

               (b)  set forth on Schedule 5.8 is a complete and accurate list of
                                 ------------
all shareholders of Borrower owning five (5) percent or more of Borrower's capital stock as of the Closing Date, showing: (i) the numbers of shares of each class of common and preferred stock authorized by the Borrower; and (ii) the number and percentage of the outstanding shares of each such class owned by each such shareholder.

               (c)  Set forth on Schedule 5.8, is a complete and accurate
                                 ------------
description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. All such shares have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares free of preemptive rights or other similar rights suffered or permitted by the Borrower. Other than as described on Schedule 5.8, (i) there are no subscriptions, options, warrants,
                ------------
rights to subscribe for, or calls or commitments relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument, (ii) Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock, and (iii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act.

               (d)  Set forth on Schedule 5.8, is a complete and accurate list
                                 ------------
of the Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the Borrower. All of the issued and outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (e)  Except as set forth on Schedule 5.8, no capital Stock (or
                                           ------------
any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of the Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

  5.8     Due Authorization; No Conflict.
          ------------------------------

               (a) The execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action on the part of the Borrower.

               (b) The execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation applicable to the Borrower

(including U.S. federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is listed), the Governing Documents (including the certificate of designations of any outstanding series of preferred Stock) of the Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on the Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrower (including, without limitation, the Indenture, or any document or agreement in respect of the Permitted Preferred Stock, after giving effect to any amendments executed and delivered on the Closing Date), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of the Borrower.

               (c) Other than the entry of the Interim Order, the execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or any other Person.

               (d) As to the Borrower, this Agreement and the other Loan Documents to which the Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by the Borrower will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles.

               (e) The Agent's Liens granted by Borrower to Agent, for the benefit of the Lender Group, in and to its assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

               (f) Except as required under the Securities Act, Borrower is not required to obtain any consent, authorization, or order of, or make any filing or registration with any Governmental Authority in order for it to execute, deliver, or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof which consents, authorizations, orders, filings, and registrations have been obtained or effected on or prior to the date hereof.

  5.9     Litigation.  Other than those matters disclosed on Schedule 5.10, and
          ----------                                         -------------
the Chapter 11 Case there are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to the Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

  5.10    No Material Adverse Change.  All financial statements relating to the
          --------------------------
Borrower that have been delivered by the Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects, the Borrower's financial condition on a consolidated basis as of the date thereof and results of operations for the period then ended. Other than the filing of the Chapter 11 Case, there has not been a Material Adverse Change with respect to the Borrower since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

  5.11    Fraudulent Transfer.
          -------------------

               (a)  Intentionally omitted.
                    ---------------------

               (b) No transfer of property is being made by the Borrower and no obligation is being incurred by the Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Borrower.

  5.12    Employee Benefits.  Neither the Borrower nor any of its Subsidiaries,
          -----------------
or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

  5.13    Environmental Condition.  None of the Borrower's properties or assets
          -----------------------
has ever been used by the Borrower or, to the Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of the Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by the Borrower. The Borrower has not received a written summons, citation, notice, or directive from the Environmental Protection Agency or any other similar federal or state governmental agency concerning any action or omission by it resulting in the releasing or disposing of Hazardous Materials into the environment.

  5.14    Brokerage Fees.  Except as set forth on Schedule 5.15, the Borrower
          --------------                          -------------
has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

  5.15    Year 2000 Compliance.  Borrower has implemented a comprehensive
          --------------------
program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999). Borrower has also made reasonable inquiry of its major suppliers and vendors that, if unable to sell Inventory or provide services to Borrower, as the case may be, would result in a Material Adverse Change, with respect to the "year 2000 problem." On the basis of the inquiry, Borrower has no reason to believe that each such supplier and vendor of Borrower will not resolve any material "year 2000 problem" on a timely basis.

  5.16    Intellectual Property.  The Borrower owns, or holds licenses in, all
          ---------------------
trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

  5.17    Leases.  The Borrower remains in possession under all leases material
          ------
to the business of the Borrower and to which it is a party or under which it is operating except those leases set forth on Schedule 5.17.
                                           -------------

  5.18    Software License Agreement.  Attached hereto as Schedule 5.19 is a
          --------------------------                      -------------
true and correct copy of the Borrower's form of Software License Agreement. Each of the Software License Agreements entered into with the Borrower and its Subsidiaries material customers is, with respect to the substantive provisions outlined on Schedule 5.19, consistent in all material respects with the form of
            -------------
the Software License Agreement attached hereto as Schedule 5.19 except for such
                                                  -------------
deviations therefrom that are not materially adverse to the value of the Collateral.

  5.19    Maintenance Agreement.    Attached hereto as Schedule 5.20 is a true
          ---------------------                        -------------
and correct copy of the Borrower's form of Maintenance Agreement. Each of the Maintenance Agreements entered into with the Borrower and its Subsidiaries material customers is, with respect to the substantive provisions outlined on
Schedule 5.20, consistent in all material respects with the form of the
-------------
Maintenance Agreement attached hereto as Schedule 5.20 except for such
                                         -------------
deviations therefrom that are not materially adverse to the Collateral.

  5.20    Intentionally omitted.
          ---------------------

  5.21    Intentionally omitted.
          ---------------------

  5.22    Administrative Priority. The Obligations of the Borrower will
          -----------------------
constitute allowed administrative expenses in the Chapter 11 Case having priority over all other administrative expenses of and unsecured claims against the Borrower now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having a priority over the Obligations to the extent set forth in Section 2.11.
                        ------------

  5.23    Appointment of Trustee or Examiner; Liquidation. No order has been
          -----------------------------------------------
entered in this Chapter 11 Case (i) for the appointment of a chapter 11 trustee,
(ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert the Chapter 11 Case to a chapter 7 case or to dismiss the Chapter 11 Case.

  5.24    Disclosure.  All information relating to or concerning the Borrower
          ----------
or any of its Subsidiaries provided to the Agent or any Lender in connection with the transactions contemplated hereby is, to the best of Borrower's knowledge, true and correct in all material respects and the Borrower to the best of its knowledge has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

  5.25    Investment Company Status.  The Borrower is not and upon the
          -------------------------
consummation of the transaction contemplated by this Agreement will not be an "investment company", a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

  5.26    Immaterial Subsidiary.  Each Immaterial Subsidiary, whether
          ---------------------
individually or in the aggregate, do not own any material assets and do not engage in any business activity whatsoever.

  5.27    Intentionally omitted.
          ---------------------

  5.28    Schedules.  All of the Schedules attached hereto are identical to the
          ----------
Schedules attached to the Pre-Relief Date Loan Agreement, and such Schedules remain true and correct in all material respects. To the extent the Schedules contain any immaterial discrepancies or are incomplete in any material respect, Borrower shall supplement or replace such Schedules within fifteen (15) days after the Relief Date.

6.  AFFIRMATIVE COVENANTS.  The Borrower covenants and agrees that, so long as
    ---------------------
any credit hereunder shall be available and until full and final payment of the Obligations, the Borrower shall do all of the following:

  6.1     Accounting System.  Maintain a system of accounting that enables the
          -----------------
Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.


  6.2     Collateral Reporting.  From and after the date of the making of the
          --------------------
initial Advance under Section 2.1, provide Agent, with copies to each Lender,
                      -----------
with the following documents at the following times in form reasonably satisfactory to Agent:

============================================================================
Weekly         (a)  a sales journal, a journal reflecting Collections of
                    Borrower and a credit register since the last such schedule.

               (b)  notice of all returns, disputes, or claims.

               (c)  a comparison of actual results to projections under the
                    Budget (i.e., deliver on Tuesday with respect to actual
                    results through the prior Friday)
--------------------------------------------------------------------------------
Upon request   (d)  a detailed list of the Borrower and its U.K. Subs, and
by Lender           Canadian Sub customers.

               (e) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Equipment acquired by Borrower, purchase orders and invoices, and
================================================================================

===============================================================================
                  (f)  such other reports as to the Collateral or the financial condition of the Borrower as Agent reasonably may
                       request.
------------------------------------------------------------------------------
Upon filing with  (g)  all pleadings, motions, applications, monthly reports,
the Court or           projections or other information respecting Borrower's
delivered to the       business or financial condition or prospects filed with
United States          the Court or delivered to the United States Trustee for
Trustee for the        the Chapter 11 Case or the Committee.
Chapter 11 Case
or the Committee
===============================================================================

     6.3    Financial Statements, Reports, Certificates. Deliver to Agent, with
            -------------------------------------------
            copies to each Lender, at the following times:

===============================================================================
Within 30 days      (a) a company prepared balance sheet, income statement, and
after the end of        statement of cash flow covering the Borrower and its
each month              Subsidiaries' operations during such period on a
                        consolidated basis,
--------------------------------------------------------------------------------
                    (b) a certificate signed by Borrower's chief financial
                        officer, in such a capacity and not his individual
                        capacity, to the effect that (i) the financial
                        statements being delivered or caused to be delivered to
                        Agent hereunder have been prepared in accordance with
                        GAAP (except for the lack of footnotes and being subject
                        to year-end audit adjustments) and fairly present the
                        financial condition of the Borrower and its Subsidiaries
                        on a consolidated basis, (ii) the representations and
                        warranties of the Borrower contained in this Agreement
                        and the other Loan Documents are true and correct, in
                        all material respects, on and as of the date of such
                        certificate, as though made on and as of such date
                        (except to the extent that such representations and
                        warranties relate solely to an earlier date), and (iii)
                        on the date of delivery of such certificate there does
                        not exist any condition or event that constitutes a
                        Default or Event of Default (or, to the extent of any
                        non-compliance, describing such non compliance as to
                        which he or she may have knowledge and what action the
                        Borrower has taken, is taking, or proposes to take with
                        respect thereto), and
-------------------------------------------------------------------------------
                    (c) for each month that also is the date on which a
                        financial covenant in Section 7.20 is to be tested, a
                                              ------------
                        Compliance Certificate demonstrating, in reasonable
                        detail, compliance at the end of such period with the
                        applicable financial covenants contained in Section 7.20
                                                                    ------------
                        (subject only to year-end audit adjustments).
--------------------------------------------------------------------------------
Within 90 days      (d) Intentionally omitted.
after the end of        ---------------------
each fiscal year    (e) Intentionally omitted.
of the Borrower         ---------------------
--------------------------------------------------------------------------------
If and when filed   (f) Form 10-Q quarterly reports, Form 10-K annual reports,
by Borrower             and Form 8-K current reports, and any other filings
                        made with the SEC.
--------------------------------------------------------------------------------
Upon request by     (g) any other report reasonably requested by Agent relating
Lender                  to the financial condition of the Borrower and its
                        Subsidiaries; provided any such requested report can
                        reasonably be produced by the Borrower.
================================================================================

          The Borrower agrees to deliver financial statements prepared on a consolidated basis. The Borrower agrees that their independent certified public accountants are authorized to communicate directly with Agent and to release to Agent whatever financial information concerning the Borrower that Agent reasonably may request.

  6.4     Guarantor Reports.  Cause any Guarantor (other than Gores) of any of
          -----------------
the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law or after any extension period has expired.

  6.5     Return.  Cause returns and allowances, if any, as between the Borrower
          ------
and its Account Debtors to be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at the time of the execution and delivery of this Agreement other than changes in the ordinary course of business consistent with overall industry practice. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to the Borrower, the Borrower promptly shall determine the reason for such return and, if it accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to the Borrower, the Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

  6.6     Title to Equipment.    Upon Agent's request, immediately deliver to
          ------------------
Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

  6.7     Maintenance of Equipment.  Maintain the Equipment in good operating
          ------------------------
condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, the Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

  6.8     Taxes.  Except as permitted by the Bankruptcy Code and to the extent
          -----
included in the Budget, cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Except as permitted by the Bankruptcy Code and to the extent included in the Budget, will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that the Borrower has made such payments or deposits. The Borrower shall, upon request, deliver reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) the Borrower conducts business or is required to pay any such excise tax, (b) the Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of the Borrower, or (c) the Borrower's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

  6.9     Insurance.
          ---------

               (a) At the expense of the Borrower, maintain insurance respecting the Collateral wherever located and with respect to the Borrower's business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. The Borrower shall deliver originals of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. If the Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

               (b) Give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $500,000, without any liability to the Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or shall be disbursed to the Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations.

  6.10    No Setoffs or Counterclaims.  Make payments hereunder and under the
          ---------------------------
other Loan Documents by or on behalf of the Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any foreign, federal, state, or local taxes.

  6.11    Location of Inventory and Equipment.  Keep the Inventory, Equipment
          -----------------------------------
only at the locations identified on Schedule 6.11; provided, however, that the
                                    -------------  --------  -------
Borrower may amend Schedule 6.11 so long as such amendment occurs by written
                   -------------
notice to Agent not less than 15 Business Days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States and so long as, at the time of such written notification, the Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement; provided, however, that a Collateral Access Agreement shall not be required if the Interim Order and the Final Order contain such findings and decretal portions as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of any Collateral Access Agreement.

  6.12    Compliance with Laws.  Comply with the requirements of all applicable
          --------------------
laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act, the Americans With Disabilities Act, and the Foreign Corrupt Practices Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

  6.13    Intentionally omitted.
          ----------------------

  6.14    Leases.  Except as permitted by the Bankruptcy Code, pay when due all
          ------
post-Relief Date rents and other amounts payable under any leases under which the Borrower remains in possession and to which Borrower is a party or by which the Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. Borrower shall promptly notify Agent of the assumption or rejection of any such leases by Borrower under the Bankruptcy Code.

  6.15    Brokerage Commissions.  Pay any and all brokerage commission or
          ---------------------
finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. The Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

  6.16    Year 2000 Compliance.  Be Year 2000 Compliant.
          --------------------

  6.17    Intentionally Omitted.
          ---------------------

  6.18    Corporate Existence, etc.  The Borrower shall at all time preserve and
          -------------------------
keep in full force and effect its valid corporate existence and good standing and any rights and franchises material to its business.

  6.19    Disclosure Updates.  Promptly and in no event later than 5 Business
          ------------------
Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6.20  Copyright Registrations.  Maintain, at all times, valid and
           -----------------------
uncontested registered copyrights with the United States Copyright Office constituting the Required Library. At any time that less than the Required Library is registered with the United States Copyright Office, unless Agent in Agent's sole discretion agrees otherwise, the Borrower shall immediately supplement the Required Library and (a) cause such additional copyrights generated by the Borrower that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of the Borrower's ownership thereof, and (z) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent on behalf of the Lender Group in such new copyrights, which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by the Borrower to Agent on behalf of the Lender Group of a security interest in such copyrights.

7. NEGATIVE COVENANTS.
   ------------------

           The Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, the Borrower will not do any of the following:

     7.1   Indebtedness.  Create, incur, assume, permit, guarantee, or otherwise
           ------------
become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement or the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings;

               (b) Indebtedness disclosed on Schedule 7.1 attached hereto and in existence on the Relief Date;

               (c)  Permitted Purchase Money Indebtedness;

               (d)  Permitted Subordinated Debt;

               (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), and (d) of this Section 7.1 (and continuance
                                                  -----------
or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that

Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

     7.2   Liens. Create, incur, assume, or permit to exist, directly or
           -----
indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(e) and so long as the replacement Liens only encumber those assets
--------------
or property that secured the original Indebtedness). The prohibition provided for in this Section 7.2 specifically includes, without limitation, any effort by
            -----------
the Borrower, the Committee or any other party-in-interest in the Chapter 11 Case to "prime" or create pari passu to any claims or interests of the Lenders any Lien irrespective of whether such claims or interests may be "adequately protected."

     7.3   Restrictions on Fundamental Changes.
           -----------------------------------

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (c) Except for the Gores Transaction, convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets.

     7.4   Disposal of Assets. Sell, lease, assign, transfer, or otherwise
           ------------------
dispose of any of its properties or assets, other than pursuant to Permitted Dispositions.

     7.5   Change Name.  Change its name, FEIN corporate structure (within the
           -----------
meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious
           ----------------
name.

     7.6   Guarantee.  Guarantee or otherwise become in any way liable with
           ---------
respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of the Borrower or which are transmitted or turned over to Agent.

     7.7   Nature of Business.  Make any change in the principal nature of its
           ------------------
business, as currently conducted.

     7.8   Prepayments and Amendments.
           --------------------------

     Except in connection with a refinancing permitted by Section 7.1(e),
                                                          --------------
prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person prior to the stated maturities of such Indebtedness, other than the Obligations in accordance with this Agreement:

               (a) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d), and
      ---------------  ---     ---

               (b)  Except as set forth on Schedule 7.8 and except as
                                           ------------
specifically permitted under the Interim Order or the Final Order, as the case may be, make any payment or transfer with respect to any pre-Relief Date Lien or Indebtedness, whether by way of "adequate protection" under the Bankruptcy Code or otherwise.

     7.9   Change of Control. Cause, permit, or suffer, directly or indirectly,
           -----------------
any Change of Control.

     7.10  Consignments. Consign any Inventory or sell any Inventory on bill
           ------------
and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11  Distributions. Make any distribution or declare or pay any dividends
           -------------
(in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any Stock of any Subsidiary, of any class, whether now or hereafter outstanding.

     7.12  Accounting Methods; Fiscal Year. Modify or change its fiscal year or
           -------------------------------
method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or the Borrower's financial condition. The Borrower hereby waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13  Investments. Except for Permitted Investments, directly or
           -----------
indirectly make, acquire, or incur any Investment.

     7.14  Transactions with Affiliates. Directly or indirectly enter into or
           ----------------------------
permit to exist any material transaction with any of its Affiliates, except for transactions that are in the ordinary course of the Borrower's business, that are upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to the Borrower than would be obtained in an arm's length transaction with a non-Affiliate. Other than in the ordinary course of Borrower's business, Borrower shall not make any loan or advance or otherwise transfer any funds (whether pursuant to an accounting entry on Borrower's books or otherwise) to an Affiliate without the prior written consent of the Lenders.

     7.15  Suspension.  Suspend or go out of a substantial portion of its
           ----------
business.

     7.16  Compensation.  Increase the annual fee or per-meeting fees paid to
           ------------
directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

     7.17  Use of Proceeds.  Use the proceeds of the Advances for any purpose
           ---------------
other than (a) as contemplated in the Budget and as may be approved by the Court, (b) to pay interest and other amounts, such as adequate protection payments, due on the Pre-Relief Date Loan Agreement, (c) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (d) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

     7.18  Change in Location of Chief Executive Office; Inventory and Equipment
           ---------------------------------------------------------------------
Restrictions. Relocate its chief executive office to a new location without
------------
providing at least 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location; provided, however, that a Collateral Access Agreement shall not be required if the Interim Order and the Final Order contain such findings and decretal portions as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of any Collateral Access Agreement. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

     7.19  Defined Benefit Plan. Establish, or permit to exist, a Benefit Plan.
           --------------------

     7.20  Financial Covenants.
           -------------------

               (a)  Intentionally omitted.
                    ---------------------

               (b)  Intentionally omitted.
                    ---------------------

               (c) Suffer a variance from the Budget with respect to the line items indicated below in excess of the amount set forth opposite each such line item measured on a cumulative weekly basis for the week then ended, commencing on the week ended on May 5, 2000):


           Budget Line Item:                 Variance:
           ----------------                  --------

          Receipts                           Shall not be less than
                                             90% of Budget

          Disbursements for each             Shall not be more than
          line item expense                  105% of Budget

               (d)  Suffer a variance from the Budget with respect to the line item indicated below in excess of the amount set forth opposite such line item measured on a cumulative monthly basis for the months of April and May 2000 and reported on or before the date designated:

Budget Line Item    Month     Report Date   Variances
----------------    -----     -----------   ---------

Revenues            April     May 15        Shall not be less than 85% of Budget

                    May       June 15       Shall not be less than 85% of Budget

               (e) Borrower shall fail to receive Collections, either from collections on account of its Account Debtors or from distributions and payments from its Subsidiaries measured on a cumulative weekly basis for the week then ended commencing on the week ended May 5, 2000 in the following amounts:

Week Ended                         Variance
----------                         --------
Two weeks ended May 12             Shall not be less than 80% of Budget

May 19                             Shall not be less than 85% of Budget

May 26 and each week thereafter    Shall not be less than 90% of Budget.


     7.21  Capital Expenditures. Make Capital Expenditures (for Borrower and
           --------------------
its Subsidiaries on a consolidated basis) prior to the Maturity Date in excess of $50,000.

     7.22  Securities Accounts. The Borrower shall not establish or maintain
           -------------------
any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. The Borrower agrees not to transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred
          --------  -------
and is continuing or would result therefrom, the Borrower may use such assets to the extent permitted by this Agreement.

     7.23  Preferred Stock.
           ---------------

           Issue any preferred Stock other than Permitted Preferred Stock.

     7.24  Software License Agreement. Amend, modify, supplement, or restate
           --------------------------
any material terms or conditions of the Software License Agreement in a manner that is materially adverse to the Borrower, or materially adverse to the value of the Collateral.

     7.25  Maintenance Agreement. Amend, modify, supplement, or restate any
           ---------------------
material terms or conditions of the Maintenance Agreement in a manner that is materially adverse to the Borrower, or materially adverse to the value of the Collateral.

     7.26  Immaterial Subsidiary. Permit any Immaterial Subsidiary, whether
           ---------------------
individually or in the aggregate, to (a) own any material assets, or (b) engage in any business activity whatsoever.

     7.27  Amendment to Certain Documents. Enter into any amendment,
           ------------------------------
supplement, or modification of: (a) the Stock Purchase Agreement, or (b) the Indenture.

8. EVENTS OF DEFAULT.

           Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
                   ----------------

     8.1 (a) If the Borrower fails to pay when due and payable or when declared due and payable in accordance with this Agreement, any portion of the Obligations consisting of principal, interest or other amounts constituting Obligations (except for fees and charges due Lenders and reimbursement of Lender Group Expenses), or (b) If the Borrower fails to pay when due and payable or when declared due and payable in accordance with this Agreement, any portion of the Obligations consisting of fees and charges due Lenders or reimbursement of Lender Group Expenses charged to Borrower's Loan Account by Agent in accordance with the provisions of this Agreement and such failure continues for a period of 5 days after the date on which such failure first occurs;

     8.2 (a) If the Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3, 6.5, 6.6, 6.10
                                             ---------------------------------
and 6.11 hereof and such failure or neglect continues for a period of five (5)
    ----
days after the date on which such failure or neglect first occurs, or (b) If Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in any section of this Agreement (other than a section that is expressly dealt with elsewhere in this Section 8) or the other Loan Documents (other than a Section of such other Loan Documents dealt with elsewhere in this
Section 8) and such failure or neglect is not cured within fifteen (15) days
---------
after the date on which such failure or neglect first occurs, or (c) If Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 2.5 (other than a subsection of Section 6 that is dealt
             ------------
with elsewhere in this Section 8.2), 3.7, 7, and 11.3 of this Agreement or any
                       -----------   ---  -      ----
comparable provision contained in any of the other Loan Documents;

     8.3   If there is a Material Adverse Change;

     8.4 If any party to this Agreement or any other Person brings a motion, or files any plan of reorganization or disclosure statement attendant thereto in the Chapter 11 Case: (i) to obtain additional financing under Section 364(c) or
(d) of the Bankruptcy Code; (ii) to grant any Lien upon or affecting any Collateral; (iii) except as provided in the Interim Order or the Final Order, as the case may be, to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code without Lender's consent; or (iv) any other action or actions adverse to the Lenders or their rights and remedies hereunder or their interest in the Collateral that would, individually or in the aggregate, result in a Material Adverse Change;

     8.5   Intentionally omitted.
           ---------------------

     8.6   Intentionally omitted.
           ---------------------

     8.7 If the Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of the Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of the Borrower's properties or assets and the same is not paid on the payment date thereof, or
(b) If notices of Lien, levy, or assessment in an aggregate amount in excess of $250,000, are filed of record with respect to any of the Borrower's properties or assets by any state, province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any of the Borrower's properties or assets and the same is not paid on the payment date thereof;

     8.9 If a final non-appealable judgment or other claim becomes a Lien or encumbrance upon any material portion of the Borrower's, or any of its Subsidiaries' properties or assets;

     8.10  Intentionally omitted.
           ----------------------

     8.11  Intentionally omitted.
           ----------------------

     8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by the Borrower, its Subsidiaries, or any officer, employee, agent, or director of the Borrower or any of its Subsidiaries, or if any such warranty or representation is withdrawn;

     8.13 If the obligation of Gores under the Gores Guaranty (if a Gores Guaranty is obtained by Agent in favor of Lenders) or any other guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by Gores, such other guarantor or other third Person thereunder, or Gores, any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

     8.14  Intentionally Omitted.
           ----------------------

     8.15 If any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to the Lenders or any of the Collateral is allowed;

     8.16 If any of the following occur with respect to a claim or cause of action arising after the Relief Date (i) a post-Relief Date judgment is entered or liability incurred in excess of $100,000, or (ii) general liability and workers compensation costs (inclusive of insurance premiums with respect thereto) during any fiscal year in the aggregate exceed such costs for the preceding fiscal year by more than $250,000, or (iii) any post-Relief Date judgments are entered or liabilities are incurred, including but not limited to any occurrences specified in subparts (i) and (ii) of this Section 8.16, that would individually or in the aggregate result in a Material Adverse Change;

     8.17  If the Final Order is not entered within 30 days after the Closing
Date;

     8.18 The filing of any plan of reorganization or disclosure statement attendant thereto by Borrower or any other Person to which Lenders do not consent or otherwise agree to the treatment of their claims;

     8.19 The entry of an order confirming a plan of reorganization that does not require repayment in full of all of the Borrower's Obligations under this Agreement and the obligations of Borrower to Lenders under the Pre-Relief Date Loan Agreement on the earlier of the effective date of such plan of reorganization or thirty (30) days following entry of the order confirming such plan of reorganization;

     8.20 The entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Interim Order or the Final Order without the written consent the Lenders;

     8.21 The payment of, or application for authority to pay, any pre-petition claim, other than those of trade creditors and other than those required to be paid with the initial Advance pursuant to the terms of this Agreement, without Lender's prior written consent or pursuant to an order of the Court after notice and hearing;

     8.22 Other than the Gores Transaction, the sale without Lenders' consent, of all or substantially all of Borrower's assets either through a sale under
Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Case, or otherwise;

     8.23 The dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code;

     8.24 The commencement of a suit or action against Lenders and, as to any suit or action brought by any Person other than Borrower or an officer or employee of Borrower, the continuation thereof without dismissal for thirty (30) days after service thereof on Lenders, that assert, by or on behalf of Borrower, or any official committee in the Chapter 11 Case, any claim or legal or equitable remedy which seeks subordination of the claim or Lien the Lenders;

     8.25 If, without Lenders' consent, an interim or permanent trustee is appointed in the Chapter 11 Case, or an examiner with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Borrower is appointed in the Chapter 11 Case; or

     8.26 If an order by the Court is entered granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (ii) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority.

     8.27 The Borrower does not obtain approval of the Gores Transaction by June 10, 2000.

     8.28  The Borrower does not consummate the Gores Transaction by June 21,
2000.

     8.29 If at any time, without the written consent of Agent, Manchester ceases to become engaged by Borrower or Manchester is otherwise unable to perform the terms of its engagement as a result of actions or inactions, as the case may be, of Borrower.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.
   --------------------------------------

     9.1   Rights and Remedies. Upon the occurrence, and during the
           -------------------
continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by the Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between the Borrower and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

               (e) Cause the Borrower to hold all returned Inventory, if any, in trust for the Lender Group, segregate all returned Inventory, if any, from all other property of the Borrower or in the Borrower's possession and conspicuously label said returned Inventory, as the property of the Lender Group;

               (f) Without notice to or demand upon the Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. The Borrower agrees to assemble the Collateral, if Agent so requires, and to make the Collateral available to Agent as Agent may designate. The Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of the Borrower's owned or leased premises, the Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to the Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of the Borrower held by the Lender Group;

               (h) Hold, as cash collateral, any and all balances and deposits of the Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Borrower hereby grants to Agent a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

               (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

               (k) Agent shall give notice of the disposition of the Collateral as follows:

                    (i) Agent shall give the Borrower with rights in the Collateral and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (ii) The notice shall be personally delivered or mailed, postage prepaid, to the Borrower with rights in the Collateral as provided in Section 12, at least five (5) days before the date fixed
                      ----------
          for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

               (l) The Lender Group may credit bid and purchase at any public sale;

               (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents;

               (n) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower; and

               (o) Borrower hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur Lenders shall have the right to an immediate writ of possession without notice of a hearing;

provided, however, that notwithstanding the foregoing, Agent agrees to give to
--------  -------
Borrower and counsel approved by the Court for the Committee and any party-in-interest required to receive notice by the Interim Order or the Final Order, at least five (5) Business Days' notice prior to the exercise of any remedy in the nature of liquidation of all or substantially all of the Collateral; provided further, however, that such notice need only indicate that Lenders intend to exercise one or more remedies under one or more of the Loan Documents, at law or in equity, and Lenders shall not be required to specify any particular remedy or the timing thereof, nor shall such notice limit in any way Lenders' discretion with respect to the pursuit and timing of any available remedy, nor shall Lenders be required to give more than one such notice.

     9.2   Gores as Liquidator.  In the event, following the occurrence and
           --------------------
during the continuance of an Event of Default the Required Lenders direct the Agent to exercise any of the remedies set forth in Section 9.1, then the Agent
                                                   -----------
may retain Gores on terms mutually acceptable between Gores and the Agent for the purposes of liquidating, realizing upon or otherwise disposing of the Collateral.

     9.3   Remedies Cumulative.  The rights and remedies of the Lender Group
           -------------------
under this Agreement, the other Loan Documents, the Interim Order, the Final Order and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a waiver of any other Event of

Default. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

          If the Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by the Borrower could result in a Material Adverse Change, in its discretion and without prior notice to the Borrower, Agent for the benefit of the Lender Group may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9 and take any action with respect to such
                         -----------
policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by Lender Group to make similar payments in the future or a waiver by Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

      11.1  Demand; Protest; etc. The Borrower hereby waives demand, protest,
            --------------------
notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender Group on which the Borrower may in any way be liable.

      11.2  The Lender Group's Liability for Collateral. So long as Lender
            -------------------------------------------
Group complies with its obligations, if any, under Section 9-207 of the Code, Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by the Borrower.

      11.3  Indemnification. Borrower shall pay, indemnify, defend, and hold the
            ---------------
Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in- fact (each, an "Indemnified Person") harmless
                                                   ------------------
(to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The Borrower shall not
                              -----------------------
have any obligation to any Indemnified Person under this Section 11.3 with
                                                         ------------
respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

12. NOTICES.

           Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower, or the Agent, as the case may be, at its address set forth below:

           If the Borrower:  c/o SYSTEM SOFTWARE ASSOCIATES, INC.
                             500 West Madison, 32rd Floor
                             Chicago, Illinois 60661
                             Attn: Kirk J. Isaacson, Esq.
                             Fax No. 312.474.7451

          with copies to:    SIDLEY & AUSTIN
                             10 South Dearborn
                             Chicago, Illinois 60603
                             Attn: Janet E. Henderson, Esq.
                             Fax No. 312.853.7036

          If to Agent:       FOOTHILL CAPITAL CORPORATION
                             60 State Street
                             Suite 1150
                             Boston, Massachusetts 02109
                             Attn: Mr. Chris Coutu
                             Fax No. 617.722.9493

          with copies to:    PAUL, HASTINGS, JANOFSKY & WALKER LLP
                             600 Peachtree Street
                             N.E. Suite 2400
                             Atlanta, Georgia 30308

                             Attn: Jesse H. Austin, III, Esq.
                             Fax No. 404.815.2424.

           The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other
                                                               ----------
than notices by the Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail, and one Business Day after deposit with a nationally recognized overnight courier. The Borrower acknowledges and agrees that notices sent by the Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW CASTLE, STATE OF DELAWARE, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                           --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OBLIGOR AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT
                                              ----- --- ----------
TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
                                                                         -------
13.
--

           EACH OBLIGOR, AGENT, AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OBLIGOR, AGENT, AND EACH LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS

FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1  Assignments and Participations.
            ------------------------------

                (a) Any Lender may, with the prior written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part
                                            --------
of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $2,500,000 (provided that no such minimum amount shall be required in the case of an Eligible Transferee that qualifies as an "Eligible Transferee" under clause (d) of the definition of Eligible Transferee); provided, however, that
                                                      --------  -------
Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in the form of Exhibit A-1; and (iii) other than with respect to an assignment by an existing
-----------
Lender to any Affiliate of such Lender, the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or the assignee is an Affiliate (other than individuals) of, or a fund, money market account, investment account or other account managed by a Lender.

                (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under
                ------------
this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among the Borrower, the assignor Lender, and the Assignee.

                (c) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty whatsoever and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance (if applicable) and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the assignor Lender and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assignor Lender pro tanto.

                (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in the Obligations owing to
            -----------
such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan
                  ------------------
Documents (provided that no written consent of Agent shall be required in connection with any sale of such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or the guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of the Borrower; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section 14.1(e) are solely for the benefit of Lender Group and the
        ---------------
Borrower shall have any rights as a third party beneficiary of any of such provisions.

               (f) In connection with any such assignment or participation or proposed assignment or participation, subject to Section 16.17(d), a Lender may
                                                 ----------------
disclose to a third party all documents and information which it now or hereafter may have relating to any Borrower's business.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (h)  Intentionally omitted.
                    ---------------------

     14.2 Successors. This Agreement shall bind and inure to the benefit of the
          ----------
respective successors and assigns of each of the parties hereto including, with respect to the Borrower, the estate of Borrower, any trustee or successor in interest of Borrower in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code; provided, however, that the Borrower may
                                        --------  -------
not assign this Agreement or any other Loan Document or any rights or duties hereunder or thereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release any Borrower from the Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 and, except as expressly
                                     ------------
required
pursuant to Section 14.1, no consent or approval by any Borrower is required in
            ------------
connection with any such assignment.

15. AMENDMENTS; WAIVERS.

     15.1 Amendments and Waivers.  No amendment or waiver of any provision of
          ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and each Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
                 --------  -------
shall, unless in writing and signed by all Lenders and each Borrower, and acknowledged by Agent, do any of the following:

               (a)  increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Advance or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Obligations, as the case may be, which is required for Lenders or any of them to take any action hereunder;

               (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof);

               (f)  amend this Section 15.1 or any provision of this Agreement
                               ------------
providing for consent or other action by all Lenders;

               (g)  release its Liens upon Collateral other than as permitted by
Section 16.12;
-------------

               (h)  Intentionally omitted.
                    ---------------------

               (i) change the definition of "Required Lenders", "Pro Rata Share", or "Collections";

               (j) release a Borrower or a Guarantor from any Obligation for the payment of money;

               (k)  amend or waive any of the provisions of Sections 15.1 or 16;
                                                            -------- ----    --
or

               (l) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of the Borrower.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Advances in accordance with the provisions of Sections 2.2(b), (c), (e),
                                                    -------------------------
or (i) in accordance with the terms initially contained herein.  The foregoing
   ---
notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower. By Agent's execution and delivery of any amendment, waiver, or consent in respect of this Agreement, Agent will be deemed to have represented that it has received all necessary consents and approvals from the requisite percentage of Lenders.

     15.2  No Waivers; Cumulative Remedies. No failure by Agent or any Lender to
           -------------------------------
exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16. AGENT; LENDER GROUP.

     16.1  Appointment and Authorization of Agent. Each Lender hereby designates
           --------------------------------------
and appoints Lenders as its Agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The
                                                        ----------
provisions of this Section 16 are solely for the benefit of Agent and Lenders,
                   ----------
and, accordingly, the Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 16.11, 16.12, and 16.17(d) hereof also shall be for
                  -----------------------------------
the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Lenders is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise, and to delegate the exercise of any such powers to any subagent of Agent, the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the other Obligations, the Collateral, Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral, and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of Lender Group with respect to the Borrower, the Advances, the other Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2  Delegation of Duties.  Except as otherwise provided in this Section
           --------------------                                        -------
16.2, Agent may execute any of its duties under this Agreement or any other Loan
----
Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 16.2 and without gross negligence or willful
                     ------------
misconduct.

     16.3  Liability of Agent - Related Persons.  None of the Agent-Related
           ------------------------------------
Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by the Borrower, or any Subsidiary or Affiliate of the Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No

Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of the Borrower, or the books or records or properties of the Borrower's Subsidiaries or Affiliates.

     16.4  Reliance by Agent.  Agent shall be entitled to rely, and shall be
           -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of Required Lenders, or all Lenders, as applicable, as is required by this Agreement and, absent such a requirement, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

     16.5  Notice of Default or Event of Default.  Agent shall not be deemed to
           -------------------------------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or Lenders, except in the case of the Agent with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such
           ------------
Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has
                ---------
received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6  Credit Decision.  Each Lender acknowledges that none of the Agent-
           ---------------
Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower and any other Person (other than Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower, and any other Person (other than Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrower, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

     16.7  Costs and Expenses; Indemnification.  Agent may incur and pay Lender
           -----------------------------------
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this
Section 16.7 shall survive the payment of all Obligations hereunder and the
------------
resignation or replacement of Agent.

     16.8  Agent in Individual Capacity.  Lenders and its Affiliates may make
           ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, lending, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Lenders were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Lenders or its Affiliates may receive information regarding the Borrower and its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.
The terms "Lender" and "Lenders" include Lenders in its individual capacity.

     16.9  Successor Agent.  Agent may resign as Agent upon forty-five (45) days
           ---------------
notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to
     ----------
be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is forty-five (45) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 Lender in Individual Capacity.  Any Lender and its respective
           -----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the agent of Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other

Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

     16.11 Withholding Tax.
           ---------------

                    (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                         (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                         (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                         (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                    (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

                    (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                    (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent or Borrower, as the case may be, may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 16.11 are not delivered
                                                 -------------
to Agent, then Agent or Borrower, as the case may be, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                    (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or a Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and such Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or a Borrower under this Section 16.11, together with all costs and expenses
                    -------------
(including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     16.12 Collateral Matters.
           ------------------

                    (a) Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4
                                                                   -----------
of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower does not own an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of (y) if the release is of all or a material portion of the Collateral, all Lenders or (z) otherwise, of the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12;
                                                         -------------
provided, however, that (i) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                    (b) Agent shall not have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, absent the Agent's gross negligence or willful misconduct, in its sole discretion given the Agent's own interest in the Collateral in their capacity as Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13 Restrictions on Actions by Lenders; Sharing of Payments.
           -------------------------------------------------------

                    (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                    (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral, or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 Agency for Perfection.  Agent and each Lender hereby appoints each
           ---------------------
other Lender as agent for the purpose of perfecting the Liens of Lender Group in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.15 Payments by Agent to the Lenders.  All payments to be made by Agent
           --------------------------------
to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule
                                                                      --------
16.15, or pursuant to such other wire transfer instructions as each party may
-----
designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or otherwise.

     16.16 Concerning the Collateral and Related Loan Documents.  Each member of
           ----------------------------------------------------
Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of Lender Group. Each member of Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

     16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by
           ---------------------------------------------------------------------
Lenders; Other Reports and Information.
--------------------------------------

           By signing this Agreement, each Lender:

                    (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or
                            ------                     -------
at the request of Agent, and Agent shall so furnish each Lender with such Reports;

                    (b) and Agent expressly agrees and acknowledges that neither Agent nor any other Lender (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                    (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Books, as well as on representations of the Borrower's personnel;

                    (d) agrees to keep all Reports, material, non-public information, and all other material information reasonably designated as confidential by the Borrower and its Subsidiaries respecting the Borrower's, its Subsidiaries, and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Borrower that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this Section 16.17(d) as if it were a Lender hereunder, (iii) of
                 ----------------
information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                    (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent or any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of to Borrower; and (ii) to pay and protect, and indemnify, defend, and hold any Agent, or such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent or such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by the Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof;
(y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of the Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18 Several Obligations; No Liability.  Notwithstanding that certain of
           ---------------------------------
the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several

(and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender
                                           ------------
Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19 Intentionally omitted.
           ---------------------

17.  GENERAL PROVISIONS.

     17.1  Effectiveness.  This Agreement shall be binding and deemed effective
           -------------
when executed by the Borrower, the Agent, and each of the Lenders identified on the signature pages hereof.

     17.2  Successors and Assigns.  This Agreement shall inure to the benefit
           ----------------------
of, and be binding upon, the parties hereto and their successors and permitted assigns to the extent set forth in Section 14.
                                   ----------

     17.3  Section Headings.  Headings and numbers have been set forth herein
           ----------------
for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     17.4  Interpretation.  Neither this Agreement nor any uncertainty or
           --------------
ambiguity herein shall be construed or resolved against the Lender Group or any member thereof or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     17.5  Severability of Provisions.  Each provision of this Agreement shall
           --------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.6  Amendments in Writing.  This Agreement can only be amended by a
           ---------------------
writing signed in accordance with Section 15.
                                  ----------

     17.7  Counterparts; Telefacsimile Execution.  This Agreement may be
           -------------------------------------
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.8  Revival and Reinstatement of Obligations.  If the incurrence or
           ----------------------------------------
payment of the Obligations by the Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code (including any foreign equivalents thereof) relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to
                  -----------------
repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.9  Integration.  This Agreement, together with the other Loan Documents,
           -----------
reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.10 Intentionally omitted.
           ---------------------

     17.11 Time of the Essence.    Time is of the essence under this Agreement
           -------------------
and the other Loan Documents.

     17.12 Pre-Relief Date Loan Agreement.  Borrower hereby agrees that this
           ------------------------------
Agreement is separate and distinct from the Pre-Relief Date Loan Agreement, and by entering into this Agreement, Agent and Lenders do not waive any Defaults or Events of Default under the Pre-Relief Date Loan Agreement or otherwise prejudice any rights, claims, liens or interests that they may otherwise have under such agreement; provided, however, that so long as Section 2.10(d) of this
                      --------  -------                  ---------------
Agreement is in full force and effect, the fees described in the Pre-Relief Date Loan Agreement shall not be payable by Borrower; and provided further, that so long as this Agreement is in full force and effect, and no Default or Event of Default exists hereunder, Agent and Lenders will not take any action to enforce their rights, claims, interests and liens under the Pre-Relief Date Loan Agreement, and provided further that nothing herein shall prejudice the Lender Group's or the Agent's right to assert a claim for all fees owing under the Pre-
Relief Date Loan Agreement.   In the event that the adequate protection
allowances granted pursuant to either the Interim Order or the Final Order are inadequate, Lenders reserve their right to seek relief from the automatic stay to exercise their remedies under the Pre-Relief Date Loan Agreement.

18.  Intentionally omitted.
     ---------------------

19.  CONFIDENTIALITY.
     ---------------

     Each Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by such Lender in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except that each Lender may disclose such information (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation,
(c) as may be agreed to in advance by Borrower, (d) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by a Lender), (e) to its Affiliates, and (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of such Lender's interests under this Agreement; provided that any such counsel, advisors, accountants, auditors and any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to treat such information as confidential in accordance with the terms hereof.


   [Remainder of page intentionally left blank.-- Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                              SYSTEM SOFTWARE ASSOCIATES, INC.,
                              a Delaware corporation


                              By:    ______________________________________
                              Title: ______________________________________


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation, as Agent and as a Lender


                              By:    ______________________________________
                              Title: ______________________________________

                                 Schedule C-1
                                 ------------
                                  Commitments

-------------------------------------------------------------------------------------------------------
         Lender                    Revolving Credit     (Letter of Credit           Total
                                     Commitment         Sub-Commitment)          Commitment
-------------------------------------------------------------------------------------------------------
  Foothill Capital Corporation          100%                 100%                  $5,000,000
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
  All Lenders                      $10,500,000                                     $5,000,000
-------------------------------------------------------------------------------------------------------